Exhibit 3.1

Execution Version

TENTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

ENLINK MIDSTREAM PARTNERS, LP

ii

iii

TENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENLINK MIDSTREAM PARTNERS, LP

THIS TENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF ENLINK MIDSTREAM PARTNERS, LP dated as of January 25, 2019, is entered into by and among EnLink Midstream GP, LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions, and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                    Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.3 and who is shown as such on the books and records of the Partnership.

“Adjusted Capital Account” of a Partner means the Capital Account maintained for such Partner adjusted as provided herein.  The balance of an Adjusted Capital Account at any time is the balance of the Capital Account at such time (a) increased by any amounts that such Partner is obligated at such time to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of losses and deductions that are reasonably expected at such time to be allocated to such Partner in subsequent taxable periods of the Partnership under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that are reasonably expected at such time to be made to such Partner in subsequent taxable periods to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the taxable period in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. The “Adjusted Capital Account” in respect of a General Partner Interest, a Common Unit, a Series B Preferred Unit, a Series C Preferred Unit, or any other Partnership Interest shall be the amount which the Adjusted Capital Account of a Partner would be if such Partnership Interest were the only interest in the Partnership held by that Partner from and after the date on which such Partnership Interest was first issued.

“Adjusted Series B Issue Price” means $14.625 per Series B Preferred Unit.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with,

the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss, or deduction pursuant to the provisions of Section 6.1.

“Agreed Value” of any item of property means the fair market value of such item of property as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of one or more properties that are contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each such item of property.

“Agreement” means this Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, as it may be amended, supplemented, or restated from time to time.

“Applicable Period” means, with respect to determining the amount of Available Cash for distribution to (a) the Unitholders, any Quarter, month, or other period, as applicable, ending prior to the Liquidation Date as determined by the General Partner, provided that, with respect to any distribution made during any such other period, the Partnership shall make appropriate provision to pay the Series B Quarterly Distribution for the Quarter in which such other period is within, and (b) the holders of Series B Preferred Units or Series C Preferred Units, any Quarter ending prior to the Liquidation Date.

“Arrears” means that the full cumulative Series C Distributions through the most recent Series C Distribution Payment Date have not been paid on all Outstanding Series C Preferred Units.

“Assignee” means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

“Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

“Available Cash” means, with respect to any Applicable Period ending prior to the Liquidation Date:

(a)                                 the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Applicable Period, and (ii) all additional cash and cash equivalents of the

Partnership Group on hand on the date of determination of Available Cash with respect to such Applicable Period resulting from Working Capital Borrowings made subsequent to the end of such Applicable Period, less

(b)                                 the amount of any cash reserves that are necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the Partnership Group) subsequent to such Applicable Period, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument, or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject, (iii) provide funds for Series C Distributions, and (iv) provide funds for further distributions; provided, however, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Applicable Period but on or before the date of determination of Available Cash with respect to such Applicable Period shall be deemed to have been made, established, increased, or reduced, for purposes of determining Available Cash, within such Applicable Period if the General Partner so determines.

Notwithstanding the foregoing, “Available Cash” with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

“BBA” has the meaning assigned to such term in Section 9.3(a).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that, in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

“Calculation Agent” means Wells Fargo Bank, National Association, acting in its capacity as calculation agent for the Series C Preferred Units, and its successors and assigns or any other calculation agent appointed by the General Partner.

“Capital Account” of a Partner is maintained as provided in Section 5.3. The “Capital Account” in respect of a General Partner Interest, a Common Unit, a Series B Preferred Unit, a Series C Preferred Unit, or other Partnership Interest is the Capital Account that would be maintained if such Partnership Interest were the only interest in the Partnership held by a Partner from and after the date on which such Partnership Interest was first issued.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership pursuant to this Agreement or the Contribution Agreements.

“Capital Stock” means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights, or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited), or membership interests; and (iv) any other equity interest or participation in an entity that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carrying Value” of an item of Partnership property immediately after the Closing Date is the fair market value of such item of Partnership property as determined by the General Partner using such reasonable method of valuation as it may adopt. For purposes hereof, the Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is classified as a partnership or is disregarded for federal income tax purposes. The Carrying Value of any item of Partnership property shall be adjusted from time to time as provided in Section 5.3(b) and Section 5.3(d).  The Carrying Value of an item of property that is acquired by the Partnership after the Closing Date shall be the amount that would be the adjusted basis for federal income tax purposes of such property in the hands of the Partnership immediately after its acquisition if the adjusted basis for federal income tax purposes of each asset of the Partnership at that time were equal to its Carrying Value at that time.

“Cause” means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence, or willful or wanton misconduct in its capacity as a general partner of the Partnership.

“Certificate” means a certificate (i) substantially in the form of Exhibit A to this Agreement, (ii) issued in global form in accordance with the rules and regulations of the Depositary or (iii) in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

“Certificate of Limited Partnership” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 2.1, as such Certificate of Limited Partnership may be amended, supplemented, or restated from time to time.

“Citizenship Certification” means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

“Closing Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among the General Partner, the Partnership, the Operating Partnership, EnLink Midstream, Inc., and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“Closing Date” means the first date on which Common Units are sold by the Partnership to the Underwriters pursuant to the provisions of the Underwriting Agreement.

“Closing Price” has the meaning assigned to such term in Section 15.1(a).

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Combined Interest” has the meaning assigned to such term in Section 11.3(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Unit” means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees, and having the rights and obligations specified with respect to Common Units in this Agreement. The term “Common Unit” does not include (i) a Series B Preferred Unit or (ii) a Series C Preferred Unit.

“Common Unit Exchange Ratio” means 1.15.

“Conflicts Committee” means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are not (a) security holders, officers, or employees of the General Partner, (b) officers, directors, or employees of any Affiliate of the General Partner, or (c) holders of any ownership interest in the Partnership Group other than Common Units and who also meet the independence standards required of directors who serve on an audit committee of a board of directors established by the National Securities Exchange on which the Common Units are listed for trading.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership.

“Contribution Agreements” means, collectively, the First Contribution Agreement, the Closing Contribution Agreement, and the 2013 Contribution Agreement.

“Credit Agreement” means the Credit Agreement dated as of February 20, 2014, among the Partnership, as borrower, the lenders party thereto from time to time, and Bank of America, N.A., as administrative agent for the lenders, as such agreement was in effect on the Series B Issuance Date (it being understood that, although the Credit Agreement has been amended or terminated, or may be amended or terminated at any time by the Partnership in the sole discretion of the General Partner, this Agreement refers to the definitions of such Credit Agreement as in effect on the Series B Issuance Date).

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss, or credit pursuant to Section 6.1(d)(ix).

“Current Market Price” has the meaning assigned to such term in Section 15.1(a).

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-101, et seq., as amended, supplemented, or restated from time to time, and any successor to such statute.

“Departing Partner” means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

“Depositary” means, with respect to any Units issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Eighth Amended and Restated Agreement” has the meaning assigned to such term in Section 2.1.

“Eligible Citizen” means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

“Eligible Series B Unitholder” means a Series B Unitholder holding a number of Series B Preferred Units with a value that is equal to or more than $200 million calculated by multiplying the number of Series B Preferred Units being transferred by the Series B Issue Price.

“ENLC” means EnLink Midstream, LLC, a Delaware limited liability company, and any successors thereto.

“ENLC Class C Common Unit” means a “Class C Common Unit” as such term is defined in the ENLC Operating Agreement.

“ENLC Common Unit” means a “Common Unit” as such term is defined in the ENLC Operating Agreement.

“ENLC Manager” means EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of ENLC, and its successors and permitted assigns as the managing member of ENLC, as set forth in the ENLC Operating Agreement.

“ENLC Merger Agreement” means the Agreement and Plan of Merger, dated as of October 21, 2018, among ENLC Manager, ENLC, NOLA Merger Sub, LLC, a Delaware limited liability company, the General Partner, and the Partnership.

“ENLC Operating Agreement” means the Second Amended and Restated Operating Agreement of EnLink Midstream, LLC, as it may be amended, supplemented, or restated from time to time.

“ENLC Unit Majority” means “Unit Majority” as defined in the ENLC Operating Agreement.

“EnLink Midstream, Inc.” means EnLink Midstream, Inc., a Delaware corporation, and any successors thereto.

“Event of Withdrawal” has the meaning assigned to such term in Section 11.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“First Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of November 27, 2002, among the General Partner, the Partnership, the Operating Partnership, EnLink Midstream, Inc., and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

“General Partner” means EnLink Midstream GP, LLC and its successors and permitted assigns as general partner of the Partnership.

“General Partner Interest” means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

“GIP Stetson I” means GIP III Stetson I, L.P., a Delaware limited partnership, and any successors thereto.

“GIP Stetson II” means GIP III Stetson II, L.P., a Delaware limited partnership, and any successors thereto.

“Gross Income Allocation Cap” means an amount of gross income equal to 100% of the aggregate amount of Net Income of the Partnership for the current taxable period or portion thereof.

“Group” means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

“Group Member” means a member of the Partnership Group.

“Imputed Underpayment” has the meaning assigned to such term in Section 9.4(a).

“Indemnitee” means (a) the General Partner, (b) any Departing Partner, (c) any Person who is or was an Affiliate of the General Partner or any Departing Partner, (d) any Person who is

or was a member, partner, officer, director, employee, agent, fiduciary, or trustee of any Group Member, the General Partner, or any Departing Partner or any Affiliate of any Group Member, the General Partner or any Departing Partner, and (e) any Person who is or was serving at the request of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner as an officer, director, employee, member, partner, agent, fiduciary, or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary, or custodial services.

“Initial Limited Partners” has the meaning assigned to such term in Section 1.1 of the Original Agreement.

“Initial Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

“Limited Partner” means, unless the context otherwise requires, (a) the Organizational Limited Partner prior to its withdrawal from the Partnership, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner, and any Departing Partner upon the change of its status from General Partner to Limited Partner pursuant to Section 11.3 or (b) solely for purposes of Articles V, VI, VII, and IX, each Assignee; provided, however, that when the term “Limited Partner” is used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(b) and (c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b) and (c)) and XIV, such term shall not, solely for such purpose, include a Series C Unitholder with respect to its Series C Preferred Units.

“Limited Partner Interest” means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units, Series B Preferred Units, Series C Preferred Units, or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement; provided, however, that when the term “Limited Partner Interest” is used herein in the context of any vote or other approval, including without limitation Articles XIII (other than Sections 13.3(c), 13.4, 13.5, 13.6, 13.8, 13.9, 13.10, 13.11, 13.12(b) and (c)) and XIV, such term shall not, solely for such purpose, include a Series C Unitholder with respect to its Series C Preferred Units.

“Liquidation Date” means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

“Liquidator” means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Merger Agreement” has the meaning assigned to such term in Section 14.1.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute.

“Net Agreed Value” means (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed by the Partnership, the Partnership’s Carrying Value in such property assuming that the adjustment permitted by Section 5.3(d)(ii) is made immediately before the time such property is distributed, reduced by any indebtedness either assumed by the distributee or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

“Net Income” for any taxable period of the Partnership means the sum, if positive, of all items of income, gain, loss and deduction that are recognized by the Partnership during such taxable period and on or before the Liquidation Date. The items included in the calculation of Net Income shall be determined in accordance with Section 5.3(b) but shall not include any items allocated under Section 6.1(d).

“Net Loss” for any taxable period of the Partnership means the sum, if negative, of all items of income, gain, loss, or deduction that are recognized by the Partnership during such taxable period of the Partnership and on or before the Liquidation Date.  The items included in the calculation of Net Loss shall be determined in accordance with Section 5.3(b) but shall not include any items allocated under Section 6.1(d).

“Net Termination Gain” means, for any taxable year, the sum, if positive, of all items of income, gain, loss, or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group).  The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.3(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Net Termination Loss” means, for any taxable year, the sum, if negative, of all items of income, gain, loss, or deduction recognized by the Partnership (a) after the Liquidation Date or (b) upon the sale, exchange, or other disposition of all or substantially all of the assets of the Partnership Group, taken as a whole, in a single transaction or a series of related transactions (excluding any disposition to a member of the Partnership Group).  The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.3(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

“Non-citizen Assignee” means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Partnership Interest the General Partner has become the Substituted Limited Partner pursuant to Section 4.9.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

“Notice of Election to Purchase” has the meaning assigned to such term in Section 15.1(b).

“Notional General Partner Units” means notional units used solely to calculate the General Partner’s Percentage Interest.  Notional General Partner Units shall not constitute “Units” for any purpose of this Agreement.  As of January 25, 2019, there are 1,594,974 Notional General Partner Units (resulting in the General Partner’s Percentage Interest being .449% as of such date).  If a Pro Rata distribution or a subdivision or combination of Units is made in accordance with Section 5.6, the number of Notional General Partner Units shall be proportionally increased or decreased, as applicable, to reflect the maintenance of such Percentage Interest.

“Operating Partnership” means EnLink Midstream Operating, LP, a Delaware limited partnership, and any successors thereto.

“Operating Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as it may be amended, supplemented or restated from time to time.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

“Organizational Limited Partner” means EnLink Midstream, Inc. in its capacity as the organizational limited partner of the Partnership pursuant to the Original Agreement.

“Original Agreement” has the meaning assigned to such term in Section 2.1.

“Outstanding” means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership’s books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that Common Units so owned shall be considered to be Outstanding for purposes of Section 11.1(b)(iii) (such Common Units shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement); provided, further, that the foregoing limitation shall not apply (i) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly from the General Partner or its Affiliates, (ii) to any Person or Group who acquired 20% or more of any Outstanding Partnership Securities of any class then Outstanding directly or indirectly from a Person or Group described in clause (i) provided that the General Partner shall have notified such Person or Group in writing that such limitation shall not apply, or (iii) to any Person or Group who acquired 20% or more of any Partnership Securities issued by the Partnership with the prior approval of the board of directors of the General Partner.  For the avoidance of doubt, the board of directors of the General Partner has approved the issuance of the Series B Preferred Units to the Series B Purchaser pursuant to the Series B Purchase Agreement in accordance with clause (iii) of the immediately preceding sentence, and any Series B PIK Preferred Units shall be deemed to be approved by the board of directors of the General Partner in accordance with clause (iii) of the immediately preceding sentence, and the foregoing limitations of the immediately preceding sentence shall not apply to the Series B Purchaser with respect to their ownership (beneficially or of record) of the Series B Preferred Units or Series B PIK Preferred Units.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss or deduction determined in accordance with Section 5.3(b) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partners” means the General Partner and the Limited Partners.

“Partnership” means EnLink Midstream Partners, LP, a Delaware limited partnership, and any successors thereto.

“Partnership Group” means the Partnership, the Operating Partnership, and any Subsidiary of any such entity, treated as a single consolidated entity.

“Partnership Interest” means an interest in the Partnership, which shall include the General Partner Interest and Limited Partner Interests.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

“Partnership Security” means any class or series of equity interest in the Partnership (but excluding any options, rights, warrants and appreciation rights relating to an equity interest in the Partnership), including, without limitation, Common Units, Series B Preferred Units, and Series C Preferred Units.

“Paying Agent” means the Transfer Agent, acting in its capacity as paying agent for the Series C Preferred Units, and its respective successors and assigns or any other paying agent appointed by the General Partner; provided, however, that if no Paying Agent is specifically designated for the Series C Preferred Units, the General Partner shall act in such capacity.

“Percentage Interest” means as of any date of determination (a) as to the General Partner with respect to its General Partner Interest (in its capacity as General Partner without reference to any Limited Partner Interests held by it and calculated based upon the number of Notional General Partner Units then deemed held by the General Partner), and as to any Unitholder or Assignee holding Units, the product obtained by multiplying (x) 100% less the percentage applicable to clause (b) below times (y) the quotient obtained by dividing (A) the number of Notional General Partner Units deemed held by the General Partner or the number of Units held by such Unitholder or Assignee, as the case may be, by (B) the sum of the total number of all Outstanding Units and Notional General Partner Units deemed owned by the General Partner, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.4, the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose) as determined by the General Partner as a part of such issuance. The Percentage Interest with respect to a Series B Preferred Unit, and a Series C Preferred Unit shall at all times be zero.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency, or political subdivision thereof or other entity.

“Pro Rata” means (a) when modifying Units or any class thereof, apportioned equally among all designated Units in accordance with their relative Percentage Interests, (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their relative Percentage Interests, (c) solely when modifying Series B Unitholders, apportioned equally among all Series B Unitholders in accordance with the relative number or percentage of Series B Preferred Units held by each such Series B Unitholder, and (d) solely when modifying Series C Unitholders, apportioned equally among all Series C Unitholders in accordance with the relative number or percentage of Series C Preferred Units held by each such Series C Unitholder.

“Purchase Date” means the date determined by the General Partner as the date for purchase of all Outstanding Units of a certain class (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Partnership.

“Rating Agency” means any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for the Partnership.

“Recapture Income” means any gain recognized by the Partnership for federal income tax purposes (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) upon the disposition of any property of the Partnership, which gain is characterized as ordinary income for federal income tax purposes because it represents the recapture of deductions previously taken with respect to such property.

“Record Date” means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

“Redeemable Interests” means any Partnership Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to Section 4.10.

“Registration Statement” means the Registration Statement on Form S-1 (Registration No. 333-97779) as it has been or as it may be amended or supplemented from time to time, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

“Required Allocations” means (a) any limitation imposed on the allocation of Net Losses or Net Termination Losses under Section 6.1(b) that is identified therein as a Required Allocation and (b) any allocation of an item of income, gain, loss, or deduction pursuant to Section 6.1(d) that is identified therein as a Required Allocation.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

“Series B Cash Payment Amount” means an amount per Quarter per Series B Preferred Unit equal to (i) $0.28125 plus (ii) the Series B Excess Cash Payment Amount.

“Series B Change of Control” means the (i) consummation of any transaction or series of related transactions (including, without limitation, any merger, consolidation, or business combination), the result of which is that any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), excluding (a) the Series B Purchaser and its Affiliates and (b) GIP Stetson I, GIP Stetson II, ENLC, the Partnership, or any of their respective Subsidiaries, becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the Voting Stock of either the General Partner or the ENLC Manager, measured by voting power rather than number of units, or otherwise acquires a right to designate members of the board of directors who have a majority of the voting power of such board of directors, in each case, of either the General Partner or ENLC Manager or (ii) consummation of any transaction (including, without limitation, any merger, consolidation or business combination) the result of which is that GIP Stetson I, GIP Stetson II or any of their respective Subsidiaries becomes the Beneficial Owner, directly or indirectly, of seventy-five percent (75%) or more of the outstanding ENLC Common Units.  Notwithstanding the foregoing, a Series B Change of Control shall not result solely from a sale by GIP Stetson I, GIP Stetson II, or any of their respective Subsidiaries, directly or indirectly, of the Capital Stock held by any such entity in the Partnership, the General Partner, ENLC, and/or the ENLC Manager, so long as all previously outstanding ENLC Common Units remain outstanding immediately after such sale.

“Series B Change of Control Exchange Election Notice” has the meaning assigned to such term in Section 5.10(b)(viii)(F).

“Series B Change of Control Units” has the meaning assigned to such term in Section 5.10(b)(viii)(F).

“Series B Deemed ENLC Distribution Amount” means, for each Quarter of the Partnership for which this definition is applicable, the aggregate amount of distributions in cash paid by ENLC in respect of the corresponding quarter of ENLC (or applicable periods within the quarter to the extent ENLC distributions are not paid quarterly) that are, or would have been, payable with respect to the applicable Series B Exchange Units if a Series B Preferred Unit had been exchanged at the beginning of such Quarter, using the number of ENLC Common Unit(s) for which such Series B Preferred Unit would then be exchangeable pursuant to Section 5.10(b)(viii) as of the date of such determination; provided, that, for purposes of determining the amount of such distributions, the hypothetical number of ENLC Common Unit(s) for which such Series B Preferred Unit is exchanged shall be determined by multiplying such Series B Preferred Unit to be exchanged by the Series B Distribution Exchange Rate and not the Series B Exchange Ratio.  To the extent ENLC declares distributions subsequent to the declaration for the comparable ENLK Quarter which would result in a Series B Excess Cash Payment Amount, then such amount will be payable with respect to the Series B Preferred Units with the next Series B Quarterly Distribution.

“Series B Deemed Votes” has the meaning assigned to such term in Section 5.10(b)(v)(A).

“Series B Distribution Exchange Rate” means 1.0 until such rate is adjusted as set forth in Section 5.10(b)(viii)(E).

“Series B Distribution Payment Date” has the meaning assigned to such term in Section 5.10(b)(ii)(A).

“Series B ENLC Exchange Ratio Distribution Amount” means, for each Quarter of the Partnership for which this definition is applicable, the aggregate amount of distributions in cash paid by ENLC in respect of the corresponding quarter of ENLC (or applicable periods within the quarter to the extent ENLC distributions are not paid quarterly) that are, or would have been, payable with respect to the applicable Series B Exchange Units if a Series B Preferred Unit had been exchanged at the beginning of such Quarter, using the number of ENLC Common Unit(s)

for which such Series B Preferred Unit would then be exchangeable pursuant to Section 5.10(b)(viii) as of the date of such determination. For the avoidance of doubt, for purposes of determining the amount of such distributions, the hypothetical number of ENLC Common Unit(s) for which such Series B Preferred Unit is exchanged shall be determined by multiplying such Series B Preferred Unit to be exchanged by the Series B Exchange Ratio.  To the extent ENLC declares distributions subsequent to the declaration for the comparable ENLK Quarter which would result in a Series B Excess Cash Payment Amount, then such amount will be payable with respect to the Series B Preferred Units with the next Series B Quarterly Distribution.

“Series B Excess Cash Payment Amount” means the product of (A) the excess of (i) the Series B PIK Exchange Ratio Payment Amount over (ii) the Series B PIK Payment Amount multiplied by (B) the Series B Issue Price; provided, however, that if the foregoing clause (A) does not result in any excess, then the “Series B Excess Cash Payment Amount” shall be $0.

“Series B Exchange Date” has the meaning assigned to such term in Section 5.10(b)(viii)(D).

“Series B Exchange Election Notice” has the meaning assigned to such term in Section 5.10(b)(viii)(C).

“Series B Exchange Notice” has the meaning assigned to such term in Section 5.10(b)(viii)(C).

“Series B Exchange Notice Date” has the meaning assigned to such term in Section 5.10(b)(viii)(C).

“Series B Exchange Ratio” means the number of ENLC Common Units issuable upon the exchange of each Series B Preferred Unit (including any accrued and unpaid Series B PIK Preferred Units), which shall equal the product of (i) the Series B Distribution Exchange Rate at the applicable time, multiplied by (ii) the Common Unit Exchange Ratio.

“Series B Exchange Unit” means an ENLC Common Unit issued upon the exchange of a Series B Preferred Unit pursuant to Section 5.10(b)(viii).

“Series B Exchanging Unitholder” means a Person entitled to receive ENLC Common Units or cash equal to the Series B Redemption Amount upon the exchange of any Series B Preferred Units.

“Series B Forced Exchange Notice” has the meaning assigned to such term in Section 5.10(b)(viii)(C).

“Series B Forced Exchange Notice Date” has the meaning assigned to such term in Section 5.10(b)(viii)(C).

“Series B Issuance Date” means January 7, 2016.

“Series B Issue Price” means $15.00 per Series B Preferred Unit.

“Series B Junior Securities” means (i) the Series C Preferred Units and (ii) any other class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series B Preferred Units, including but not limited to Common Units, but excluding any Series B Parity Securities and Series B Senior Securities.

“Series B Liquidation Value” means, with respect to each Series B Preferred Unit Outstanding as of the date of such determination, an amount equal to the sum of (i) the Series B Issue Price, plus (ii) all Series B Unpaid Cash Distributions and any accrued and unpaid Series B PIK Preferred Units, plus (iii) all accrued but unpaid distributions on such Series B Preferred Unit (including distributions payable in Series B PIK Preferred Units) with respect to the Quarter in which the liquidation occurs.

“Series B Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks pari passu with the Series B Preferred Units.

“Series B PIK Exchange Ratio Payment Amount” means the number of Series B PIK Preferred Units equal to the quotient of (i) the excess (if any) of (a) the Series B ENLC Exchange Ratio Distribution Amount over (b) $0.28125, divided by (ii) the Series B Issue Price.

“Series B PIK Payment Amount” means the greater of (i) 0.00250 Series B PIK Preferred Units and (ii) the number of Series B PIK Preferred Units equal to the quotient of (a) the excess (if any) of (x) the Series B Deemed ENLC Distribution Amount over (y) $0.28125, divided by (b) the Series B Issue Price.

“Series B PIK Preferred Payment Date” has the meaning assigned to such term in Section 5.10(b)(ii)(B).

“Series B PIK Preferred Units” has the meaning assigned to such term in Section 5.10(a).

“Series B Preferred Units” has the meaning assigned to such term in Section 5.10(a).

“Series B Purchase Agreement” means the Convertible Preferred Unit Purchase Agreement, dated as of December 6, 2015, by and between the Partnership and the Series B Purchaser.

“Series B Purchaser” means Enfield Holdings, L.P., a Delaware limited partnership, and its permitted assigns in accordance with the Series B Purchase Agreement.

“Series B Quarterly Distribution” has the meaning assigned to such term in Section 5.10(b)(ii)(A).

“Series B Redemption Amount” means cash in an amount equal to the product of (i) the Series B Unit Exchange Amount, multiplied by (ii) the daily volume-weighted average closing trading price of ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing ten (10) Trading Days ending two

(2) Trading Days before the Series B Exchange Notice Date or the Series B Forced Exchange Notice Date, as applicable.

“Series B Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests or distributions upon liquidation of the Partnership, ranks senior to the Series B Preferred Units.

“Series B Unit Exchange Amount” has the meaning assigned to such term in Section 5.10(b)(viii)(A).

“Series B Unitholder” means a Record Holder of Series B Preferred Units.

“Series B Unpaid Cash Distributions” has the meaning assigned to such term in Section 5.10(b)(ii)(C).

“Series C Base Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to $1,000 per unit.

“Series C Current Criteria” means the equity credit criteria of a Rating Agency for securities such as the Series C Preferred Units, as such criteria are in effect as of the Series C Original Issue Date.

“Series C Distribution Payment Date” means (i) during the Series C Fixed Rate Period, the 15th day of each June and December of each year and (ii) during the Series C Floating Rate Period, the 15th day of March, June, September, and December of each year; provided, however, that if any Series C Distribution Payment Date would otherwise occur on a day that is not a Business Day, such Series C Distribution Payment Date shall instead be on the immediately succeeding Business Day.

“Series C Distribution Period” means a period of time from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to, but excluding, the next Series C Distribution Payment Date for such Series C Distribution Period.

“Series C Distribution Rate” means an annual rate equal to (i) during the Series C Fixed Rate Period, 6.000% of the Series C Liquidation Preference and (ii) during the Series C Floating Rate Period, a percentage of the Series C Liquidation Preference equal to the sum of (a) the Series C Three-Month LIBOR, as calculated on each applicable Series C LIBOR Determination Date, and (b) 4.11%.

“Series C Distribution Record Date” has the meaning assigned to such term in Section 5.11(b)(ii)(B).

“Series C Distributions” means distributions with respect to Series C Preferred Units pursuant to Section 5.11(b)(ii).

“Series C Fixed Rate Period” means the period from and including the Series C Original Issue Date to, but not including, December 15, 2022.

“Series C Floating Rate Period” means the period from and including December 15, 2022 and thereafter until such time as all of the Outstanding Series C Preferred Units are redeemed in accordance with Section 5.11(b)(iv).

“Series C Junior Securities” means any class or series of Partnership Securities that, with respect to distributions on such Partnership Securities and distributions upon liquidation of the Partnership, ranks junior to the Series C Preferred Units, including but not limited to Common Units, but excluding any Series C Parity Securities and Series C Senior Securities.

“Series C LIBOR Determination Date” means the London Business Day immediately preceding the first day in each relevant Series C Distribution Period.

“Series C Liquidation Preference” means a liquidation preference for each Series C Preferred Unit initially equal to $1,000 per unit (subject to adjustment for any splits, combinations or similar adjustments to the Series C Preferred Units), which liquidation preference shall be subject to increase by the per Series C Preferred Unit amount of any accumulated and unpaid Series C Distributions (whether or not such distributions shall have been declared).

“Series C Original Issue Date” means September 21, 2017.

“Series C Parity Securities” means any class or series of Partnership Interests established after the Series C Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks on parity with the Series C Preferred Units as to distributions and amounts payable upon a dissolution or liquidation pursuant to Article XII.

“Series C Preferred Unit” has the meaning assigned to such term in Section 5.11(a).

“Series C Rating Event” means a change by any Rating Agency to the Series C Current Criteria, which change results in (i) any shortening of the length of time for which the Series C Current Criteria are scheduled to be in effect with respect to the Series C Preferred Units or (ii) a lower equity credit being given to the Series C Preferred Units than the equity credit that would have been assigned to the Series C Preferred Units by such Rating Agency pursuant to its Series C Current Criteria.

“Series C Redemption Date” has the meaning assigned to such term in Section 5.11(b)(iv)(A).

“Series C Redemption Notice” has the meaning assigned to such term in Section 5.11(b)(iv)(B).

“Series C Redemption Price” has the meaning assigned to such term in Section 5.11(b)(iv)(A).

“Series C Senior Securities” means (a) the Series B Preferred Units and (b) any class or series of Partnership Interests established after the Series C Original Issue Date by the General Partner, the terms of which class or series expressly provide that it ranks senior to the Series C

Preferred Units as to distributions and amounts payable upon a dissolution or liquidation pursuant to Article XII.

“Series C Three-Month LIBOR” has the meaning assigned to such term in Section 5.11(b)(ii)(C).

“Series C Unitholder” means a Record Holder of Series C Preferred Units.

“Special Approval” means approval by a majority of the members of the Conflicts Committee.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.1 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

“Surviving Business Entity” has the meaning assigned to such term in Section 14.2(b).

“Taxable Period of the Partnership” or “taxable period of the Partnership” has the meaning assigned thereto in Section 5.3(b)(viii).

“Trading Day” has the meaning assigned to such term in Section 15.1(a).

“Transfer” has the meaning assigned to such term in Section 4.4(a).

“Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for any class of Partnership Securities; provided that if no Transfer Agent is specifically designated for any class of Partnership Securities, the General Partner shall act in such capacity.  The Transfer Agent and registrar for the Series C Preferred Units shall be American Stock Transfer & Trust Company, LLC, and its successors and assigns, or any other transfer agent and registrar appointed by the General Partner for the Series C Preferred Units.

“Transfer Application” means an application and agreement for transfer of Units in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

“Underwriter” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement dated December 11, 2002 among the Underwriters, the Partnership, and certain other parties, providing for the purchase of Common Units by such Underwriters.

“Unit” means a Partnership Security that is designated as a “Unit” and shall include Common Units, Series B Preferred Units, and Series C Preferred Units but shall not include  Notional General Partner Units or the General Partner Interest represented thereby.

“Unitholders” means the holders of Units.

“Unit Majority” means at least a majority of the Outstanding Units, including the Series B Preferred Units as described in Section 5.10(b)(v)(A) but excluding the Series C Preferred Units.

“Unit Split” has the meaning assigned to such term in Section 2.1.

“Unrealized Gain” of any item of Partnership property at any time means the excess, if any, of (a) the fair market value of such property at such time (prior to any adjustment to be made pursuant to Section 5.3(d) as of the time) over (b) the Carrying Value of such property as of such time prior to any adjustment to be made pursuant to Section 5.3(d) as of such time.

“Unrealized Loss” of any item of Partnership property at any time means the excess, if any, of (a) the Carrying Value of such property as of such time (prior to any adjustment to be made pursuant to Section 5.3(d) as of such time) over (b) the fair market value of such property as of such time.

“U.S. GAAP” means United States Generally Accepted Accounting Principles consistently applied.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the directors, managers, or trustees of such Person.

“Withdrawal Opinion of Counsel” has the meaning assigned to such term in Section 11.1(b).

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to Partners made pursuant to a credit facility or other arrangement to the extent such borrowings are required to be reduced to a relatively small amount each year for an economically meaningful period of time.

“2013 Contribution Agreement” means the Contribution Agreement by and among Devon Energy Corporation, Devon Gas Corporation, Devon Gas Services, L.P., Southwestern Gas Pipeline, Inc., the Partnership, and the Operating Partnership, dated as of October 21, 2013.

Section 1.2                                    Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

ARTICLE II

ORGANIZATION

Section 2.1                                    Formation.

The General Partner and the Organizational Limited Partner have previously formed the Partnership as a limited partnership pursuant to the provisions of the Delaware Act.  The General Partner and the Limited Partners have previously entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 17, 2002 (the “Original Agreement”).  On March 29, 2004, the General Partner and the Limited Partners entered into that certain Second Amended and Restated Agreement of Limited Partnership of the Partnership (i) to reflect the various numerical changes resulting from the two-for-one split in Common Units and certain Units denominated as “Subordinated Units” (the “Unit Split”) declared on February 26, 2004, having a record date of March 16, 2004 and a distribution date of March 29, 2004 (ii) and make other miscellaneous revisions.  The Unit Split was effected in accordance with Section 5.6 of this Agreement, and all such numerical changes are reflected as if the Unit Split had occurred at the beginning of the Partnership’s existence.  On June 24, 2005, the General Partner and the Limited Partners entered into that certain Third Amended and Restated Agreement of Limited Partnership of the Partnership (i) to establish the rights and obligations of certain Units denominated as “Senior Subordinated Units” in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions.  On November 1, 2005, the General Partner and the Limited Partners entered into that certain Fourth Amended and Restated Agreement of Limited Partnership (i) to establish the rights and obligations of certain Units denominated as “Senior Subordinated Series B Units” in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions.  On June 29, 2006, the General Partner and the Limited Partners entered into that certain Fifth Amended and Restated Agreement of Limited Partnership (i) to establish the rights and obligations of certain Units denominated as “Senior Subordinated Series C Units” in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions.  On March 23, 2007, the General Partner and the Limited Partners entered into that certain Sixth Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, dated as of December 20, 2007, Amendment No. 2, effective as of January 1, 2007, Amendment No. 3, dated as of January 19, 2010, Amendment No. 4, dated as of September 13, 2012, Amendment

No. 5, dated as of February 27, 2014, and Amendment No. 6, dated as of March 7, 2014, (i) to establish the rights and obligations of certain Units denominated as “Senior Subordinated Series D Units,” “Series A Convertible Preferred Units” and “Class B Common Units” in connection with the issuance of such Partnership Securities and (ii) to make other miscellaneous revisions.  On July 7, 2014, the General Partner and the Limited Partners entered into that certain Seventh Amended and Restated Agreement of Limited Partnership, as amended by Amended No. 1, dated as of February 17, 2015, Amendment No. 2, dated as of March 16, 2015, and Amendment No. 3, dated as of May 27, 2015 (i) to establish the rights and obligations of certain Units denominated as “Class C Common Units,” “Class D Common Units” and “Class E Common Units” in connection with the issuance of such Partnership Securities, (ii) to delete certain provisions that were no longer applicable to the Partnership, and (iii) to make other miscellaneous revisions.  On January 7, 2016, the General Partner and the Limited Partners entered into that certain Eighth Amended and Restated Agreement of Limited Partnership (the “Eighth Amended and Restated Agreement”) (i) to consolidate the previous amendments into one document and (ii) to establish the rights and obligations of the Series B Preferred Units in connection with the issuance of such Partnership Securities.  On September 21, 2017, the General Partner and the Limited Partners entered into that certain Ninth Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, dated as of December 12, 2017, (i) to establish the rights and obligations of the Series C Preferred Units in connection with the issuance of such Partnership Securities, (ii) to make certain revisions in response to certain changes to the Code enacted by the BBA relating to partnership audit and adjustment procedures, and to facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA, (iii) to delete certain provisions that were no longer applicable to the Partnership, and (iv) to make other miscellaneous revisions.  The purpose of this Tenth Amended and Restated Agreement of Limited Partnership is (i) to modify the rights and obligations of the Series B Preferred Units in connection with the transactions contemplated by the ENLC Merger Agreement, (ii) to delete certain provisions that are no longer applicable to the Partnership as a result of the consummation of the transactions contemplated by the ENLC Merger Agreement, and (iii) to make other miscellaneous revisions.  This amendment and restatement shall become effective on the date of this Agreement. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities, and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act.  All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

Section 2.2                                    Name.

The name of the Partnership shall be “EnLink Midstream Partners, LP”. The Partnership’s business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words “Limited Partnership,” “LP,” “Ltd.,” or similar words or letters shall be included in the Partnership’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

Section 2.3                                    Registered Office; Registered Agent; Principal Office; Other Offices

Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 1722 Routh Street, Suite 1300, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

Section 2.4                                    Purpose and Business.

The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a partner of the Operating Partnership and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a partner of the Operating Partnership pursuant to the Operating Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Operating Partnership is permitted to engage in by the Operating Partnership Agreement or that its subsidiaries are permitted to engage in by their limited liability company or partnership agreements and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member; provided, however, that the General Partner shall not cause the Partnership to engage, directly or indirectly, in any business activity that the General Partner reasonably determines would cause the Partnership to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes. The General Partner has no obligation or duty to the Partnership, the Limited Partners or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

Section 2.5                                    Powers.

The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Partnership.

Section 2.6                                    Power of Attorney.

(a)                                 Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to Section 12.3, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(i)                         execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices (A) all certificates, documents, and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify, or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents, and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification, or restatement of this Agreement; (C) all certificates, documents, and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement; (D) all certificates, documents, and other instruments relating to the admission, withdrawal, removal, or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI, or XII; (E) all certificates, documents, and other instruments relating to the determination of the rights, preferences, and privileges of any class or series of Partnership Securities issued pursuant to Section 5.4; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

(ii)                      execute, swear to, acknowledge, deliver, file, and record all ballots, consents, approvals, waivers, certificates, documents, and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement, or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent, or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to  amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

(b)                                 The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy, or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Interest and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.7                                    Term.

The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act and shall continue in existence until the dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

Section 2.8                                    Title to Partnership Assets.

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

ARTICLE III

RIGHTS OF LIMITED PARTNERS

Section 3.1                                    Limitation of Liability.

The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

Section 3.2                                    Management of Business.

No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, manager, member, general partner, agent, or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, manager, member, general partner, agent, or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 3.3                                    Outside Activities of the Limited Partners.

Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

Section 3.4                                    Rights of Limited Partners.

(a)                                 In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner’s own expense:

(i)                         to obtain true and full information regarding the status of the business and financial condition of the Partnership;

(ii)                      promptly after becoming available, to obtain a copy of the Partnership’s federal, state and local income tax returns for each year;

(iii)                   to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

(iv)                  to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

(v)                     to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

(vi)                  to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

(b)                                 The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group, or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

ARTICLE IV

CERTIFICATES; RECORD HOLDERS; TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS

Section 4.1                                    Certificates.

Upon the Partnership’s issuance of Common Units to any Person, the Partnership may issue one or more Certificates in the name of such Person evidencing the number of such Units being so issued. In addition, upon the General Partner’s request, the Partnership shall issue to it one or more Certificates in the name of the General Partner evidencing its interests in the Partnership. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President, or any Executive Vice President or Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the General Partner elects to issue Common Units in global form, the Common Unit Certificates shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Units have been duly registered in accordance with the directions of the Partnership and the Underwriters. Notwithstanding the above provisions, Common Units may be uncertificated.  With respect to the issuance of any Series B Preferred Units and Series C Preferred Units, the Partnership shall issue such Certificates in accordance with Section 5.10(b)(vii) and Section 5.11(b)(i)(B), respectively.

Section 4.2                                    Mutilated, Destroyed, Lost, or Stolen Certificates.

(a)                                 If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate or issue uncertificated Units evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

(b)                                 The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued or issue uncertificated Units if the Record Holder of the Certificate:

(i)                         makes proof by affidavit, in form and substance satisfactory to the General Partner, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)                      requests the issuance of a new Certificate or the issuance of uncertificated Units before the General Partner has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)                   if requested by the General Partner, delivers to the General Partner a bond, in form and substance satisfactory to the General Partner, with surety or sureties and with fixed or open penalty as the General Partner may reasonably direct, in its sole discretion, to indemnify the Partnership, the Partners, the General Partner and the Transfer Agent, against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

(iv)                  satisfies any other reasonable requirements imposed by the General Partner.

If a Limited Partner or Assignee fails to notify the General Partner within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate or uncertificated Units.

(c)                                  As a condition to the issuance of any new Certificate or uncertificated Units under this Section 4.2, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 4.3                                    Record Holders.

The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Partnership Interests are listed for trading.

Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Partnership Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application, and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

Section 4.4                                    Transfer Generally.

(a)                                 The term “transfer,” when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the general partner of the Partnership, by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or any other disposition by law or otherwise.

(b)                                 No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

(c)                                  Nothing contained in this Agreement shall be construed to prevent a disposition by any partner or other owner of the General Partner of any or all of the partnership interests or other ownership interests of the General Partner.

Section 4.5                                    Registration and Transfer of Limited Partner Interests.

(a)                                 The General Partner shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests or uncertificated Common Units unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interests evidenced by a Certificate, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver, and in the case of Common Units, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Certificates, or evidence of the issuance of uncertificated Common Units, evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.  Upon receipt of proper transfer instructions from the registered owner of uncertificated Common Units, such uncertificated Common Units shall be cancelled, issuance of new equivalent uncertificated Common Units or Certificates shall be made to the holder of Common Units entitled thereto and the transaction shall be recorded upon the books of the Partnership.

(b)                                 Except as otherwise provided in Section 4.9, the Partnership shall not recognize any transfer of Limited Partner Interests evidenced by a Certificate until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer, or any evidence of uncertificated Common Units is surrendered together with proper transfer instructions, as applicable, and such Certificates or transfer instructions are accompanied by a Transfer Application duly executed by the transferee (or the transferee’s attorney-in-fact duly authorized in writing).  No charge shall be imposed by the General Partner for such transfer; provided, that as a condition to the issuance of any new Certificate, or issuance of uncertificated Common Units, under this Section 4.5, the General Partner may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                                  Limited Partner Interests may be transferred only in the manner described in this Section 4.5.  The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

(d)                                 Until admitted as a Substituted Limited Partner pursuant to Section 10.1, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest.  Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

(e)                                  A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement, and (v) given the consents and approvals and made the waivers contained in this Agreement.

(f)                                   The General Partner and its Affiliates shall have the right at any time to transfer their Common Units to one or more Persons.

Section 4.6                                    Transfer of the General Partner’s General Partner Interest.

(a)                                 Subject to Section 4.6(b) below, the General Partner may transfer all or any of its General Partner Interest without Unitholder approval.

(b)                                 Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (i) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and to be bound by the provisions of this Agreement, (ii) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of the Operating Partnership or cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed), and (iii) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership or membership interest of the General Partner as the general partner or managing member, if any, of each other Group Member.  In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.2, be admitted to the Partnership as the General Partner immediately prior to the transfer of the Partnership Interest, and the business of the Partnership shall continue without dissolution.

Section 4.7                                    [Reserved.]

Section 4.8                                    Restrictions on Transfers.

(a)                                 Except as provided in Section 4.8(c) below, but notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interests shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or the Operating Partnership under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or the Operating Partnership to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

(b)                                 The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of any Group Member becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

(c)                                  Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

Section 4.9                                    Citizenship Certificates; Non-citizen Assignees.

(a)                                 If any Group Member is or becomes subject to any federal, state, or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within thirty (30) days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship, or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned thirty (30) day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.10. In addition, the General Partner may require that the status of any such Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

(b)                                 The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

(c)                                  Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee’s share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

(d)                                 At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to Section 4.10, and upon his admission pursuant to Section 10.1, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee’s Limited Partner Interests.

Section 4.10                             Redemption of Partnership Interests of Non-citizen Assignees.

(a)                                 If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the thirty (30) day period specified in Section 4.9(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Partnership Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Partnership Interest of such Limited Partner or Assignee as follows:

(i)                                     The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that (if applicable) payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests or, if such Redeemable Interests are uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

(ii)                                  The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

(iii)                               Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of (x) if certificated, the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, or (y) if uncertificated, upon receipt of evidence satisfactory to the General Partner of the ownership of the Redeemable Interests, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

(iv)                              After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

(b)                                 The provisions of this Section 4.10 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

(c)                                  Nothing in this Section 4.10 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interest before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interest certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

ARTICLE V

CAPITAL CONTRIBUTIONS AND ISSUANCE OF PARTNERSHIP INTERESTS

Section 5.1                                    [Reserved.]

Section 5.2                                    Interest and Withdrawal.

No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of Section 17-502(b) of the Delaware Act.

Section 5.3                                    Capital Accounts.

(a)                                 The Partnership shall maintain for each Partner (or a Beneficial Owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  The Capital Account of each Partner shall be increased by (i) the amount of cash and the Net Agreed Value of property contributed to the Partnership by such Partner pursuant to this Agreement and (ii) all items of Partnership income and gain allocated to such Partner pursuant to Section 6.1, and it shall be decreased by (x) the amount of cash or Net Agreed Value of all distributions of cash or property (other than Series B PIK Preferred Units) made to such Partner pursuant to this Agreement (provided that the Capital Account of a Unitholder holding Series C Preferred Units shall not be reduced by any Series C Distributions it receives) and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Section 6.1.  The General Partner may in connection with the issuance of Partnership Interests adjust the balance of the Capital Account of any Partner so as to preserve the agreed economic relationship between the Partnership Interests that are so issued and the Partnership Interests that were outstanding prior to such issuance; provided that the economic relationships between the Partnership Interests that were outstanding prior to such issuance are not changed thereby. Any such adjustment shall be recorded in the records of the Partnership. For the avoidance of doubt, each holder of a Series B Preferred Unit will be treated as a partner in the Partnership. The initial Capital Account balance in respect of each Series B Preferred Unit issued on the Series B Issuance Date shall be the Adjusted Series B Issue Price, and the initial Capital Account balance in respect of each Series B PIK Preferred Unit shall be zero. The Capital Account balance of each holder of Series B Preferred Units in respect of its Series B Preferred Units shall not be increased or decreased as a result of the accrual and accumulation of an unpaid distribution pursuant to Section 5.10(b)(ii)(C) or Section 5.10(b)(ii)(D) in respect of such Series B Preferred Units except as otherwise provided in this Agreement. The initial Capital

Account balance in respect of each Series C Preferred Unit issued on the Series C Original Issue Date shall be the Series C Liquidation Preference on such date.

(b)                                 The items of income, gain, loss, or deduction that are recognized by the Partnership for federal income tax purposes during a taxable period of the Partnership shall be adjusted as is set out in this Section 5.3(b) and shall then be allocated among the Partners as is provided in Section 6.1.

(i)                                     The Partnership shall be treated as owning directly its share (as determined by the General Partner) of all property owned by the Operating Partnership or any other Subsidiary that is, in each case, classified as a partnership or is disregarded for federal income tax purposes.

(ii)                                  All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that cannot either be deducted or amortized under Section 709 of the Code shall be treated as an item of deduction at the time such fees and other expenses are incurred.

(iii)                               The computation of items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code; provided that if an adjustment to the adjusted tax basis of any Partnership asset is required pursuant to Section 734(b) or 743(b) of the Code, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of income or deduction, as the case may be, at the time of the adjustment, and the Carrying Value of each Partnership asset in respect of which there was such an adjustment shall also be adjusted at that time.

(iv)                              Any income, gain, deduction, or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property were equal to the Partnership’s Carrying Value for such property as of the date of disposition.

(v)                                 Any deductions for depreciation, cost recovery, or amortization that are attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value thereof and by using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes and appropriately taking into account the length of any short taxable period of the Partnership; provided, however, that, if the Partnership property has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery, or amortization deductions shall be determined using any reasonable method that the General Partner may adopt. Any deduction for depreciation, cost recovery, or amortization in respect of Partnership property that is determined pursuant to this Section 5.3(b) shall reduce the Carrying Value of that Partnership property as of the end of the taxable period of the Partnership in which such deduction was recognized.  Notwithstanding the foregoing portion of this Section 5.3(b)(v), such deductions for depreciation, cost recovery, or amortization shall be determined with respect to any portion of such Carrying Value with respect to which Treasury Regulation Section 1.704-3(d) remedial allocations are to be made (including reverse section 704(c) allocations that are to be made as Treasury Regulation Section 1.704-3(d) remedial allocations) pursuant to provisions hereof  in accordance with a method that is permitted by such Treasury Regulation Section 1.704-3(d) and that is selected by the General Partner.

(vi)                              If the Partnership’s adjusted basis in property is reduced for federal income tax purposes pursuant to Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall be an additional depreciation or cost recovery deduction in the year such property is placed in service at the time of such reduction and shall be treated as a reduction in the Carrying Value of such property. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall be an item of income at the time of such restoration and shall be treated as an increase in the Carrying Value of such property at the time of such restoration.

(vii)                           Any items of gain and loss that are determined pursuant to Section 5.3(d) hereof shall be treated as items of income and deduction, respectively, that are recognized in the taxable period of the Partnership that ends with the event that causes the determination of such gain or loss.  An item of income of the Partnership that is described in Section 705(a)(1)(B) of the Code (with respect to items of income that are exempt from tax) shall be treated as an item of income for the purpose of this Section 5.3(b), and an item of expense of the Partnership that is described in Section 705(a)(2)(B) of the Code (with respect to expenditures that are deductible and not chargeable to capital accounts), shall be treated as an item of deduction for the purpose of this Section 5.3(b).

(viii)                        A taxable period of the Partnership includes a taxable year of the Partnership. The portion of a taxable period of the Partnership that ends with the Closing Date or with an event in respect of which there is an adjustment to Carrying Values pursuant to Section 5.3(d) hereof shall be treated as the end of a taxable period of the Partnership. The portion of such taxable year of the Partnership that begins immediately thereafter shall be treated as a taxable period for purposes of the preceding sentence with the result that each taxable year of the Partnership may contain one or more taxable periods of the Partnership.  The items of income, gain, loss and deduction of the Partnership that are recognized for federal, state or local income tax purposes prior to the Closing Date shall not be allocated pursuant to this Agreement.

(c)                                  A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d)                                 (i)                                     In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and Treasury Regulation Section 1.704-1(b)(2)(iv)(s), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance, or immediately after such conversion, shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized

Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance or on the date of such conversion.  Any such Unrealized Gain or Unrealized Loss (or items thereof) shall be allocated among the Unitholders pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized following an event giving rise to the dissolution of the Partnership would have been allocated.  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time.  The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines) to arrive at a fair market value for individual properties.

(ii)                                  In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any distribution to a Partner (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the General Partner may cause any Unrealized Gain or Unrealized Loss attributable to each Partnership property to be recognized, and allocated in the same manner as that provided in Section 5.3(d)(i), as if there had been a sale of such property immediately prior to such distribution in which event the Carrying Value of each Partnership property shall be adjusted as of the beginning of the next taxable period to an amount equal to the fair market value thereof.  In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets immediately prior to a distribution shall (A) in the case of a distribution that is not made pursuant to Section 12.4 be determined and allocated in the same manner as that provided in Section 5.3(d)(i) or (B) in the case of a liquidating distribution pursuant to Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

Section 5.4                                    Issuances of Additional Partnership Securities.

(a)                                 Subject to any approvals required by Section 5.10(b)(vi) or Section 5.11(b)(iii)(C), the Partnership may issue additional Partnership Securities and options, rights, warrants, and appreciation rights relating to the Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as the General Partner shall determine, all without the approval of any Limited Partners.

(b)                                 Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers, and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions (the specification of which may include an amendment of Section 6.1); (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the

Partnership may redeem the Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Partnership Security will be issued, evidenced by certificates and assigned or transferred; (vii) the number of Units to which such Partnership Securities are equivalent for the purpose of determining Percentage Interest (and only for such purpose); and (viii) the right, if any, of each such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences, and privileges of such Partnership Security.

(c)                                  The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities and options, rights, warrants, and appreciation rights relating to Partnership Securities pursuant to this Section 5.4, (ii) the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners, and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers, and duties of the holders of the Units or other Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of the General Partner Interest into Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation, or guideline of any federal, state, or other governmental agency or any National Securities Exchange on which the Units or other Partnership Securities are listed for trading.

(d)                                 No fractional Units shall be issued by the Partnership.

Section 5.5                                    Limited Preemptive Right.

Except as provided in this Section 5.5, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created.  The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

Section 5.6                                    Splits and Combinations.

(a)                                 Subject to Sections 5.6(d), 6.6, and 6.8 (dealing with adjustments of distribution levels), the Partnership may make a Pro Rata distribution of Partnership Securities (other than a distribution of Series B Preferred Units or Series C Preferred Units) to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

(b)                                 Whenever such a distribution, subdivision, or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision, or combination shall be effective and shall send notice thereof at least twenty (20) days prior to such Record Date to each Record Holder as of a date not less than ten (10) days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision, or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                                  Promptly following any such distribution, subdivision, or combination, the Partnership may issue Certificates or uncertificated Partnership Securities to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes.  If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate or uncertificated Partnership Securities, as applicable, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

(d)                                 The Partnership shall not issue fractional Units upon any distribution, subdivision, or combination of Units. If a distribution, subdivision, or combination of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.6(d), each fractional Unit shall be rounded to the nearest whole Unit (and a 0.5 Unit shall be rounded to the next higher Unit).

Section 5.7                                    Fully Paid and Non-Assessable Nature of Limited Partner Interests.

All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

Section 5.8                                    [Reserved].

Section 5.9                                    [Reserved].

Section 5.10                             Establishment of Series B Preferred Units.

(a)                                 General. The Partnership has designated and created a series of Units designated as “Series B Cumulative Convertible Preferred Units” and consisting of a total of 50,000,000 Series B Preferred Units, plus any additional Series B Preferred Units issued in kind as a distribution pursuant to Section 5.10(b)(ii) (“Series B PIK Preferred Units” and, together with such Series B Preferred Units issued on a Series B Issuance Date, the “Series B Preferred Units”), having the same rights, preferences, and privileges, and subject to the same duties and obligations, as the Common Units, except as set forth in this Section 5.10 and in Sections 5.3, 6.9, and 12.4. Other than with respect to the Series B PIK Preferred Units, immediately following the Series B Issuance Date and thereafter no additional Series B Preferred Units shall be designated, created, or issued without the prior written approval of the General Partner and the holders of a majority of the Outstanding Series B Preferred Units.

(b)                                 Rights of Series B Preferred Units. The Series B Preferred Units shall have the following rights, preferences, and privileges and shall be subject to the following duties and obligations:

(i)                                     Allocations.

Notwithstanding anything to the contrary in Section 6.1(a), following any allocation made pursuant to Section 6.1(d) and prior to any allocation made pursuant to any other subsection of Section 6.1, items of Partnership gross income shall be allocated to all Unitholders in respect of Series B Preferred Units, Pro Rata, until the aggregate of such items allocated to such Unitholders pursuant to this Section 5.10(b)(i) for the current and all previous taxable periods since the issuance of the Series B Preferred Units is equal to the lesser of (x) the sum of (I) the aggregate amount of cash (but, for the avoidance of doubt, not Series B PIK Preferred Units) distributed with respect to such Series B Preferred Units for the current and previous taxable periods  and (II) aggregate Net Loss allocated to the Unitholders in respect of Series B Preferred Units pursuant to Section 5.10(b)(i)(B), for the current and all previous taxable periods or (y) the Gross Income Allocation Cap.

(ii)                                  Distributions.

(A)                               For each Quarter ending after the date of this Agreement, the holders of the Series B Preferred Units as of an applicable Record Date shall be entitled to receive cumulative distributions (each, a “Series B Quarterly Distribution”) in the amount set forth in this Section 5.10(b)(ii)(A) in respect of each Outstanding Series B Preferred Unit. All such distributions shall be paid Quarterly within forty-five (45) days after the end of each Quarter (each such payment date, a “Series B Distribution Payment Date”). The Series B Quarterly Distribution on each Outstanding Series B Preferred Unit shall be equal to the sum of (i) the Series B Cash Payment Amount, (ii) any accrued Series B Unpaid Cash Distributions, (iii) the Series B PIK Payment Amount, and (iv) any accrued and unpaid Series B PIK Preferred Units. The General Partner shall establish a Record Date in its reasonable discretion with respect to each Series B Quarterly Distribution. Unless otherwise expressly provided, references in this Agreement to Series B Preferred Units shall include all Series B PIK Preferred Units Outstanding as of any date of such determination.

(B)                               When any Series B PIK Preferred Units are payable to a Record Holder of Series B Preferred Units pursuant to this Section 5.10, the Partnership shall issue the Series B PIK Preferred Units to such Record Holder no later than the applicable Series B Distribution Payment Date (the date of issuance of such Series B PIK Preferred Units, the “Series B PIK Preferred Payment Date”). On each applicable Series B PIK Preferred Payment Date, the Partnership shall issue to such Series B Unitholder a Certificate or Certificates for the number of Series B PIK Preferred Units to which such Series B Unitholder shall be entitled on such Series B PIK Preferred Payment Date.  If the Partnership fails to pay in full any Series B PIK Preferred Units required to be issued pursuant to a Series B Quarterly Distribution when due, then the holders entitled to the unpaid Series B PIK Preferred Units shall be entitled to (I) receive Series B Quarterly Distributions in subsequent Quarters on such unpaid Series B PIK Preferred Units, (II) receive the Series B Liquidation Value in accordance with Section 5.10(b)(iv) in respect of such unpaid Series B PIK Preferred Units, and (III) all other rights under this Agreement as if such unpaid Series B PIK Preferred Units had in fact been distributed on the date due. Fractional Series B PIK Preferred Units shall not be issued to any person (each fractional Series B PIK Preferred Unit shall be rounded to the nearest whole Series B PIK Preferred Unit (and a 0.5 Series B PIK Preferred Unit shall be rounded to the next higher Series B PIK Preferred Unit)).

(C)                               The Partnership shall be entitled to make cash distributions pursuant to Section 6.4; provided, however, that, if the Partnership fails to pay in full the Series B Cash Payment Amount of any Series B Quarterly Distribution when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages with respect to any Series B Quarterly Distribution, (y) the amount of such unpaid cash distributions unless and until paid (“Series B Unpaid Cash Distributions”) will accrue and accumulate from and including the first day of the Quarter immediately following the Quarter in respect of which such payment is due until paid in full and (z) the Partnership shall not be permitted to, and shall not, declare or make any distributions in respect of any Series B Junior Securities.

(D)                               The aggregate Series B Cash Payment Amount to be so distributed in respect of the Series B Preferred Units Outstanding as of the Record Date for a Series B Quarterly Distribution shall be paid out of Available Cash or appropriate provision shall be made therefor prior to making any distribution pursuant to Section 6.4. To the extent that any portion of a Series B Quarterly Distribution to be paid in cash with respect to any Quarter exceeds the amount of Available Cash for such Quarter, an amount of cash equal to the Available Cash for such Quarter will be paid to the Series B Unitholders Pro Rata and the balance of such Series B Quarterly Distribution shall be unpaid and shall constitute an arrearage and shall accrue and accumulate as set forth in Section 5.10(b)(ii)(C).

(E)                                Notwithstanding anything in this Section 5.10(b)(ii) to the contrary, with respect to any Series B Preferred Unit that is exchanged for an ENLC Common Unit, the holder thereof shall not be entitled to a distribution in respect of such Series B Preferred Unit and a distribution in respect of such ENLC Common Unit with respect to the same period, but shall be entitled only to the distribution to be paid in respect of the Series B Preferred Units or ENLC Common Units held as of the close of business on the Record Date for the Series B Quarterly Distribution or the record date established by ENLC Manager for payment of a distribution on the ENLC Common Units pursuant to the ENLC Operating Agreement, as applicable. For the avoidance of doubt, if a Series B Exchange Date occurs prior to the close of business on a record date established by ENLC Manager for payment of a distribution on the ENLC Common Units, the applicable holder of Series B Preferred Units shall receive, with respect to any Series B Preferred Units that have been exchanged for ENLC Common Units, only the distribution in respect of such ENLC Common Units with respect to such period.

(F)                                 Notwithstanding anything in this Agreement to the contrary, no later than the fifth anniversary of the date on which any Series B Unpaid Cash Distributions have first accrued, the Partnership shall pay to the Series B Unitholders all Series B Unpaid Cash Distributions that have accrued as of such date.  Following payment in full of all such accrued Series B Unpaid Cash Distributions, the Partnership shall be permitted, subject to continued compliance with this Section 5.10(b)(ii)(F), to cause Series B Unpaid Cash Distributions to accrue with respect to the Series B Preferred Units.

(G)                               Notwithstanding anything in Article VI to the contrary, the holder of the General Partner Interest shall not be entitled to receive distributions or allocations of income or gain that correspond or relate to amounts distributed or allocated to Unitholders in respect of Series B Preferred Units.

(iii)                               Issuance of the Series B Preferred Units.  The Series B Preferred Units (excluding Series B PIK Preferred Units) have been issued by the Partnership pursuant to the terms and conditions of the Series B Purchase Agreement.

(iv)                              Liquidation Value. In the event of any liquidation, dissolution and winding up of the Partnership under Section 12.4 or a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Record Holders of the Series B Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests, the positive value in each such holder’s Capital Account in respect of such Series B Preferred Units. If in the year of such liquidation and winding up, or sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, any such Record Holder’s Capital Account in respect of such Series B Preferred Units is less than the aggregate Series B Liquidation Value of such Series B Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit is equal to the Series B Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution, or winding up any such Record Holder’s Capital Account in respect of such Series B Preferred Units is less than the aggregate Series B Liquidation Value of such Series B Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series B Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series B Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such allocations have been made to the Outstanding Series B Preferred Units (and then to the Outstanding Series C Preferred Units pursuant to Section 5.11(b)(v), if applicable), any remaining Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d), as the case may be. At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series B Preferred Units shall become entitled to receive any distributions in respect of the Series B Preferred Units that are accrued and unpaid as of the date of such distribution, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership, and such entitlement of the Record Holders of the Series B Preferred Units to such accrued and unpaid distributions shall have priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees; provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any Record Holder(s) of Series B Preferred Units.

(v)                                 Voting Rights.

(A)                               Except as provided in Section 5.10(b)(v)(B) below, the Outstanding Series B Preferred Units shall have voting rights that are identical to the voting rights of the Common Units and shall vote with the Common Units as a single class, so that each holder of Outstanding Series B Preferred Units will be entitled to a number of votes equal to the product of (i) the number of Outstanding Series B Preferred Units held by such holder, multiplied by (ii) the Series B Distribution Exchange Rate (the “Series B Deemed Votes”), on each matter with respect to which each Common Unit is entitled to vote. Each reference in this Agreement to a vote of Record Holders of Common Units shall be deemed to be a reference to the holders of Common Units and Series B Preferred Units (based on the number of Series B Deemed Votes), and the definition of “Unit Majority” shall correspondingly be construed to mean at least a majority of the Common Units and the Series B Preferred Units (based on the number of Series B Deemed Votes), voting together as a single class during any period in which any Series B Preferred Units are Outstanding.

(B)                               Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, the affirmative vote of the Record Holders of a majority of the Outstanding Series B Preferred Units, voting separately as a class based upon one vote per Series B Preferred Unit, shall be necessary on any matter that (i) adversely affects any of the rights, preferences, and privileges of the Series B Preferred Units or (ii) amends or modifies any of the terms of the Series B Preferred Units. Without limiting the generality of the preceding sentence, any action (including any action by merger, consolidation, or other business combination) shall be deemed to adversely affect the holders of the Series B Preferred Units if such action would:

(1)                                 reduce the Series B Cash Payment Amount or Series B PIK Payment Amount, change the form of payment of distributions on the Series B Preferred Units, defer the date from which distributions on the Series B Preferred Units will accrue, cancel accrued and unpaid distributions on the Series B Preferred Units or any interest accrued thereon (including any accrued Series B Unpaid Cash Distributions or Series B PIK Preferred Units), or change the seniority rights of the Series B Unitholders as to the payment of distributions in relation to the Unitholders of any other class or series of Units;

(2)                                 reduce the amount payable or change the form of payment to the holders of the Series B Preferred Units upon the voluntary or involuntary liquidation, dissolution or winding up, or sale of all or substantially all of the assets, of the Partnership, or change the seniority of the liquidation preferences of the holders of the Series B Preferred Units in relation to the rights upon liquidation of the holders of any other class or series of Units;

(3)                                 make the Series B Preferred Units redeemable, convertible or exchangeable at the option of the Partnership other than as set forth herein;

(4)                                 amend or modify any organizational or governing document of any Subsidiary of the Partnership except for amendments or modifications that the General Partner determines will not materially adversely affect the Partnership’s ability to pay Series B Quarterly Distributions; or

(5)                                 result in incurrence by the Partnership and its Subsidiaries of any funded debt if, immediately after the incurrence thereof and giving pro forma effect to the use of proceeds thereof, the Consolidated Leverage Ratio (as defined in the Credit Agreement) as of the end of the most recently ended Quarter for which financial statements are available would exceed (i) 5.50 to 1.00 if such debt is not incurred during an Acquisition Period (as defined in the Credit Agreement) or (ii) 6.00 to 1.00 if such debt is incurred during an Acquisition Period.  For purposes of this Agreement, the Consolidated Leverage Ratio and components thereof shall be calculated in accordance with the Credit Agreement, including the inclusion of Material Project EBITDA Adjustments and pro forma concepts to the extent permitted by the Credit Agreement.

(vi)                              No Series B Parity Securities or Series B Senior Securities. Other than Series B PIK Preferred Units issued in connection with the Series B Quarterly Distribution, the Partnership shall not, without the affirmative vote of the holders of a majority of the Outstanding Series B Preferred Units, issue any Series B Parity Securities or Series B Senior Securities (or amend the provisions of any class of Partnership Securities to make such class of Partnership Securities a class of Series B Parity Securities or Series B Senior Securities); provided, however, that the Partnership may, without the affirmative vote of the holders of Outstanding Series B Preferred Units, create (by reclassification or otherwise) and issue Series B Junior Securities in an unlimited amount.

(vii)                           Certificates.

(A)                               The Series B Preferred Units shall be evidenced by Certificates in such form as the General Partner may approve and, subject to the satisfaction of (i) any applicable legal or regulatory requirements and (ii) any applicable contractual requirements governing the transfer by a Series B Unitholder of Series B Preferred Units, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the General Partner determines to assign the responsibility to another Person, the Partnership will act as the registrar and transfer agent for the Series B Preferred Units. The Certificates evidencing Series B Preferred Units shall be separately identified and shall not bear the same CUSIP number as the Certificates evidencing Common Units.

(B)                               The certificate(s) representing the Series B Preferred Units may be imprinted with a legend in substantially the following form:

“NEITHER THE OFFER NOR SALE OF THESE SECURITIES HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE PARTNERSHIP HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT. THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE TENTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP, DATED AS OF JANUARY 25, 2019, A COPY

OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(C)                         The Partnership and the Series B Unitholder agree to coordinate with the Depository to qualify the Series B Preferred Units for DTC eligibility, at the sole cost of the Series B Unitholder.

(viii)                        Exchange and Redemption.

(A)                               At the Option of the Series B Unitholder.  The Series B Preferred Units owned by any Series B Unitholder shall be exchangeable, in whole or in part (together with the cancellation of a corresponding number of ENLC Class C Common Units in accordance with the ENLC Operating Agreement), at any time and from time to time upon the request of the Series B Unitholder, for either, at the sole and absolute discretion of the Partnership, (i) a number of ENLC Common Units determined by multiplying the number of Series B Preferred Units that are the subject of the exchange by the Series B Exchange Ratio (the “Series B Unit Exchange Amount”) or (ii) an amount of cash equal to the Series B Redemption Amount.

(B)                               At the Option of the Partnership.  The Partnership shall have the option at any time to exchange or redeem all, but not less than all (together with the cancellation of a corresponding number of ENLC Class C Common Units in accordance with the ENLC Operating Agreement), of the Series B Preferred Units then Outstanding either, at the sole and absolute discretion of the Partnership, (i) for the Series B Unit Exchange Amount or (ii) for the Series B Redemption Amount; provided that, in order for the Partnership to exercise such option, the daily volume-weighted average closing trading price of the ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are then listed or admitted to trading must be greater than the quotient of (x) one hundred fifty percent (150%) of the Series B Issue Price for the trailing thirty (30) Trading Days ending two (2) Trading Days before the date the Partnership furnishes the Series B Forced Exchange Notice, divided by (y) the Common Unit Exchange Ratio.

(C)                               Exchange Notice and Exchange Election Notice. To exchange Series B Preferred Units pursuant to Section 5.10(b)(viii)(A), the Series B Exchanging Unitholder shall give written notice (a “Series B Exchange Notice”) to the Partnership stating that such Series B Unitholder elects to so exchange Series B Preferred Units and shall state or include therein with respect to Series B Preferred Units to be exchanged pursuant to Section 5.10(b)(viii)(A) the following: (a) the number of Series B Preferred Units to be exchanged, (b) the Certificate(s) evidencing the Series B Preferred Units to be exchanged and duly endorsed, (c) the name or names in which such Series B Unitholder wishes the Certificate or Certificates for Series B Exchange Units to be issued, if applicable, and (d) such Series B Unitholder’s computation of the number of Series B Exchange Units and the applicable Series B Redemption Amount with respect to the Series B Preferred Units to be exchanged. The date any Series B Exchange Notice is received by the Partnership shall hereinafter be referred to as a “Series B Exchange Notice Date.”  Within three (3) Business Days following the Series B Exchange Notice Date, the Partnership shall deliver to such Series B Exchanging Unitholder a written notice (the “Series B Exchange Election Notice”) stating whether the Partnership will exchange the applicable Series B Preferred Units for the applicable Series B Unit Exchange Amount or Series B Redemption Amount, in either case, upon the Series B Exchange Date.  To exchange Series B Preferred Units for ENLC Common Units or to redeem Series B Preferred Units for the Series B Redemption Amount, in either case, pursuant to Section 5.10(b)(viii)(B), the Partnership shall give written notice (a “Series B Forced Exchange Notice,” and the date such notice is received, a “Series B Forced Exchange Notice Date”) to each holder of Series B Preferred Units stating (x) that the Partnership elects to force the exchange of such Series B Preferred Units pursuant to Section 5.10(b)(viii)(B) and (y) whether the Partnership will exchange or redeem the applicable Series B Preferred Units for the applicable Series B Unit Exchange Amount or Series B Redemption Amount, in either case, upon the Series B Exchange Date. In addition, if a Series B Exchanging Unitholder does not provide written notice to the Partnership of the name or names in which such Series B Exchanging Unitholder wishes the Certificate or Certificates for Series B Exchange Units to be issued, if applicable, within seven (7) Business Days after receipt of the Series B Forced Exchange Notice, then the Certificate or Certificates for Series B Exchange Units, if applicable, shall be issued to the Record Holder of such Series B Preferred Units.

(D)                               Timing; Certificates. If a Series B Exchange Notice is delivered by a Series B Unitholder to the Partnership in accordance with Section 5.10(b)(viii)(C) or a Series B Forced Exchange Notice is delivered by the Partnership to a Series B Unitholder pursuant to Section 5.10(b)(viii)(C), pursuant to the election of the Partnership set forth in the Series B Exchange Election Notice or Series B Forced Exchange Notice, as applicable, either (i) ENLC shall issue the Series B Exchange Units or (ii) the Partnership shall deliver the Series B Redemption Amount, in either case, no later than seven (7) Business Days after the Series B Exchange Notice Date or the Series B Forced Exchange Notice Date, as the case may be (any date of issuance of such ENLC Common Units, a “Series B Exchange Date”).  Immediately upon any exchange or redemption of Series B Preferred Units, all rights of the Series B Exchanging Unitholder in respect thereof shall cease, including, without limitation, any further accrual of distributions.  Fractional ENLC Common Units shall not be issued to any person pursuant to this Section 5.10(b)(viii) (each fractional ENLC Common Unit shall be rounded to the nearest whole ENLC Common Unit (and a 0.5 ENLC Common Unit shall be rounded to the next higher ENLC Common Unit)).

(E)                                Distributions, Combinations, Subdivisions, and Reclassifications. If, after the Series B Issuance Date, ENLC (i) makes a distribution on its ENLC Common Units payable in ENLC Common Units or another security representing a portion of ENLC’s business, (ii) subdivides or splits its outstanding ENLC

Common Units into a greater number of ENLC Common Units, (iii) combines or reclassifies its ENLC Common Units into a smaller number of ENLC Common Units, or (iv) issues by reclassification of its ENLC Common Units any membership interests in ENLC (including any reclassification in connection with a merger, consolidation, or business combination in which ENLC is the surviving Person), in each case other than in connection with a Series B Change of Control (which shall be governed by Section 5.10(b)(viii)(F)), then the Series B Distribution Exchange Rate in effect at the time of the record date established by the ENLC Manager for such distribution pursuant to the ENLC Operating Agreement or the effective date of such subdivision, split, combination, or reclassification shall be proportionately adjusted so that the exchange of the Series B Preferred Units after such time shall entitle each Series B Unitholder to receive the aggregate number of ENLC Common Units (or any ENLC membership interests into which such ENLC Common Units would have been combined, consolidated, merged, or reclassified pursuant to clauses (iii) and (iv) above) that such Series B Unitholder would have been entitled to receive if the Series B Preferred Units had been exchanged for ENLC Common Units immediately prior to such record date or effective date, as the case may be, and in the case of a merger, consolidation, or business combination in which the Partnership is the surviving Person, in each case other than in connection with a Series B Change of Control (which shall be governed by Section 5.10(b)(viii)(F)), the Partnership shall provide effective provisions to ensure that the provisions in this Section 5.10 relating to the Series B Preferred Units shall not be abridged or amended and that the Series B Preferred Units shall thereafter retain the same powers, preferences, and relative participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereon, that the Series B Preferred Units had immediately prior to such transaction or event. An adjustment made pursuant to this Section 5.10(b)(viii)(E) shall become effective immediately after applicable record date in the case of a distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification (including any reclassification in connection with a merger, consolidation, or business combination in which the Partnership is the surviving Person), or split. Such adjustment shall be made successively whenever any event described above shall occur.

(F)                                 Series B Change of Control.  Immediately prior to a Series B Change of Control, all Series B Preferred Units then outstanding shall be exchanged or redeemed (as described in this paragraph (F)), as applicable, for either, at the sole and absolute discretion of the Partnership, (1) a number of ENLC Common Units equal to the greater of (i) the Series B Unit Exchange Amount and (ii) the number of Series B Preferred Units to be exchanged multiplied by the quotient of (A) an amount equal to the quotient of (x) 140% of the Series B Issue Price divided by (y) the Common Unit Exchange Ratio, divided by (B) the daily volume-weighted average closing trading price of the ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing thirty (30) Trading Days ending two (2) Trading Days before the date of such exchange (such number of ENLC Common Units calculated pursuant to this clause (1), the “Series B Change of Control Units”) or (2) cash in an amount equal to (i) the number of Series B Change of Control Units multiplied by (ii) the daily volume-weighted average closing trading price of ENLC Common Units on the National Securities Exchange on which the ENLC Common Units are listed or admitted to trading for the trailing ten (10) Trading Days ending two (2) Trading Days before the date of such redemption.  Seven (7) Business Days prior to a Series B Change of Control, the Partnership shall deliver a written notice to each Series B Unitholder (the “Series B Change of Control Exchange Election Notice”) stating whether the Partnership will exchange all Series B Preferred Units for Series B Change of Control Units or the cash amount set forth in clause (2) above, in either case, immediately prior to such Series B Change of Control.  If the Partnership elects to deliver the Series B Change of Control Units, and a Series B Unitholder does not provide written notice to the Partnership of the name or names in which such Series B Unitholder wishes the Certificate or Certificates for the Series B Change of Control Units to be issued within seven (7) Business Days after receipt of the Series B Change of Control Election Notice, then the Certificate or Certificates for the Series B Change of Control Units of such Series B Unitholder shall be issued to the Record Holder of such Series B Preferred Units. Immediately upon any exchange or redemption of Series B Preferred Units pursuant to this Section 5.10(b)(viii)(F), all rights of the Series B Exchanging Unitholder in respect thereof shall cease, including, without limitation, any further accrual of distributions. Fractional ENLC Common Units shall not be issued to any person pursuant to this Section 5.10(b)(viii)(F), if applicable (each fractional ENLC Common Unit shall be rounded to the nearest whole ENLC Common Unit (and a 0.5 ENLC Common Unit shall be rounded to the next higher ENLC Common Unit)).

(G)                               No Adjustments for Certain Items.  Notwithstanding any of the other provisions of this Section 5.10(b)(viii), no adjustment shall be made to the Series B Distribution Exchange Rate pursuant to Section 5.10(b)(viii)(E) as a result of any of the following:

(1)                                 The issuance of Series B PIK Preferred Units or additional Partnership Securities issued in connection with distributions paid in-kind;

(2)                                 the grant of ENLC Common Units or options, warrants, or rights to purchase ENLC Common Units or the issuance of ENLC Common Units upon the exercise of any such options, warrants, or rights to employees, officers, or directors of ENLC Manager, ENLC, the General Partner, the Partnership, or the Subsidiaries of ENLC or the Partnership in respect of services provided to or for the benefit of any such entity, under compensation plans and agreements approved in good faith by the board of directors of ENLC Manager or the General Partner (including any long term incentive plan), as applicable;

(3)                                 the issuance of any ENLC Common Units as all or part of the consideration to effect (i) the closing of any acquisition by ENLC, the Partnership, or any of their respective Subsidiaries of assets or equity interests of a third party in an arm’s-length transaction or (ii) the consummation of a merger, consolidation, or other business combination of ENLC, the Partnership, or any of their respective Subsidiaries with another entity in which ENLC, the Partnership or such Subsidiary survives and the ENLC Common Units remain Outstanding to the extent any such transaction set forth in clause (i) or (ii) above is validly approved by the vote or consent of the board of directors ENLC Manager; or

(4)                                 the issuance of membership interests in ENLC for which an adjustment is made under another provision of this Section 5.10(b)(viii).

(ix)                              Fully Paid and Nonassessable. Any Series B PIK Preferred Units and Series B Exchange Unit(s) delivered pursuant to this Section 5.10 shall be validly issued, fully paid and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Act), free and clear of any liens, claims, rights, or encumbrances other than those arising under the Delaware Act or this Agreement or created by the holders thereof.

(x)                                 Transfer of Series B Preferred Units.  A holder of Series B Preferred Units shall be prohibited from transferring any of its Series B Preferred Units unless such holder simultaneously transfers to the transferee of such Series B Preferred Units the same number of ENLC Class C Common Units in accordance with the applicable terms of the ENLC Operating Agreement, including compliance with any transfer or other restrictions.  If, for any reason, the transfer of such ENLC Class C Common Units does not occur simultaneously with the transfer of Series B Preferred Units, then the transfer of Series B Preferred Units shall be null and void and of no force and effect. In connection with the proposed transfer by an Eligible Series B Unitholder to a prospective transferee, the Partnership agrees to reasonably assist the relevant Eligible Series B Unitholder (if requested to do so in writing) in responding to reasonable due diligence requests so long as any information provided to the relevant prospective transferee is made subject to a confidentiality agreement in form and substance reasonably satisfactory to the Partnership; provided, however, that (i) the Eligible Series B Unitholder shall bear all out-of-pocket, documented, costs and expenses incurred by the Partnership in connection with the procurement, preparation, and delivery of any due diligence responses, (ii) any such assistance provided by the Partnership and its personnel shall not unreasonably disrupt or interfere with the normal operation of the business of the Partnership, (iii) the Partnership shall not be obligated to prepare any reports or materials that it does not already have in its files or its books and records, and (iv) the Partnership shall only be obligated to provide such assistance one time per 365-day period (it being understood that the limitation in clause (iv) applies such that all of the Series B Unitholders in the aggregate can make a request one time per 365-day period).

Section 5.11                             Establishment of Series C Preferred Units.

(a)                                 General.  The Partnership has designated and created a series of Units designated as “6.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units” (the “Series C Preferred Units”), having the preferences, rights, powers, and duties set forth herein, including this Section 5.11. Each Series C Preferred Unit shall be identical in all respects to every other Series C Preferred Unit, except as to the respective dates from which the Series C Liquidation Preference shall increase or from which Series C Distributions may begin accruing, to the extent such dates may differ. The Series C Preferred Units represent perpetual equity interests in the Partnership and shall not give rise to a claim by the Partnership or a Series C Unitholder for conversion or, except as set forth in Section 5.11(b)(iv), redemption thereof at a particular date.

(b)                                 Rights of Series C Preferred Units.  The Series C Preferred Units shall have the following rights, preferences, and privileges and shall be subject to the following duties and obligations:

(i)                                     Series C Preferred Units.

(A)                               The authorized number of Series C Preferred Units shall be unlimited. Series C Preferred Units that are purchased or otherwise acquired by the Partnership shall be cancelled.

(B)                               The Series C Preferred Units shall be represented by one or more global Certificates registered in the name of the Depositary or its nominee, and no Series C Unitholder shall be entitled to receive a definitive Certificate evidencing its Series C Preferred Units, unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such with respect to the Series C Preferred Units and the Partnership shall have not selected a substitute Depositary within sixty (60) calendar days thereafter. So long as the Depositary shall have been appointed and is serving with respect to the Series C Preferred Units, payments and communications made by the Partnership to Series C Unitholders shall be made by making payments to, and communicating with, the Depositary.

(ii)                                  Distributions.

(A)                               Distributions on each Outstanding Series C Preferred Unit shall be cumulative and shall accumulate at the applicable Series C Distribution Rate from and including the Series C Original Issue Date (or, for any subsequently issued and newly Outstanding Series C Preferred Units, from and including the Series C Distribution Payment Date immediately preceding the issue date of such Series C Preferred Units) until such time as the Partnership pays the Series C Distribution or redeems such Series C Preferred Unit in accordance with Section 5.11(b)(iv), whether or not such Series C Distributions shall have been declared. Series C Unitholders shall be entitled to receive Series C Distributions from time to time out of any assets of the Partnership legally available for the payment of distributions at the Series C Distribution Rate per Series C Preferred Unit when, as, and, if declared by the General Partner. Series C Distributions, to the extent declared by the General Partner to be paid by the Partnership in accordance with this Section 5.11(b)(ii), shall be paid, in arrears, on each Series C Distribution Payment Date; provided, however, that, so long as any Series B Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series C Preferred Units unless full cumulative distributions in respect of the Outstanding Series B Preferred Units in accordance with Section 5.10(b)(ii) have been paid through the most recent Series B Distribution Payment Date. Series C Distributions shall accumulate in each Series C Distribution Period from and including the preceding Series C Distribution Payment Date (other than the initial Series C Distribution Period, which shall commence on and include the Series C Original Issue Date), to, but not including, the next Series C Distribution Payment Date for such Series C Distribution Period; provided that distributions shall accrue on accumulated but unpaid Series C Distributions at the Series C Distribution Rate. If any Series C Distribution Payment Date otherwise would occur on a date that is not a Business Day, declared Series C Distributions shall be paid on the immediately succeeding Business Day without the accumulation of additional distributions. During the Series C Fixed Rate Period, Series C Distributions shall be payable based on a 360-day year consisting of twelve 30 day months. During the Series C Floating Rate Period, Series C Distributions shall be computed by multiplying the Series C Distribution Rate by a fraction, the numerator of which will be the actual number of days elapsed during that Series C Distribution Period (determined by including the first day of such Series C Distribution Period and excluding the  last day, which is the Series C Distribution Payment Date), and the denominator of which will be 360, and by multiplying the result by the aggregate Series C Liquidation Preference of all Outstanding Series C Preferred Units. All Series C Distributions payable by the Partnership pursuant to this Section 5.11(b)(ii) shall be payable without regard to income of the Partnership and shall be treated for federal income tax purposes as guaranteed payments for the use of capital under Section 707(c) of the Code.  The guaranteed payment with respect to any Series C Distribution Period shall be for the account of the holders of Series C Preferred Units as of the applicable Series C Distribution Record Date.

(B)                               Not later than 5:00 p.m., New York City time, on each Series C Distribution Payment Date, the Partnership shall pay those Series C Distributions, if any, that shall have been declared by the General Partner to Series C Unitholders on the Record Date for the applicable Series C Distribution. The Record Date (the “Series C Distribution Record Date”) for the payment of any Series C Distributions shall be as of the close of business on the first Business Day of the month of the applicable Series C Distribution Payment Date, except that in the case of payments of Series C Distributions in Arrears, the Series C Distribution Record Date with respect to a Series C Distribution Payment Date shall be such date as may be designated by the General Partner in accordance with this Section 5.11. So long as any Series C Preferred Units are Outstanding, no distribution shall be declared or paid or set aside for payment on any Series C

Junior Securities (other than a distribution payable solely in Series C Junior Securities) unless full cumulative Series C Distributions have been or contemporaneously are being paid or set apart for payment on all Outstanding Series C Preferred Units (and distributions on any other Series C Parity Securities) through the most recent respective Series C Distribution Payment Date (and distribution payment date with respect to such Series C Parity Securities, if any). Accumulated Series C Distributions in Arrears for any past Series C Distribution Period may be declared by the General Partner and paid on any date fixed by the General Partner, whether or not a Series C Distribution Payment Date, to Series C Unitholders on the Record Date for such payment, which may not be less than 10 days before such payment date. Subject to the next succeeding sentence, if all accumulated Series C Distributions in Arrears on all Outstanding Series C Preferred Units and all accumulated distributions in arrears on any Series C Parity Securities shall not have been declared and paid, or if sufficient funds for the payment thereof shall not have been set apart, payment of accumulated distributions in Arrears on the Series C Preferred Units and accumulated distributions in arrears on any such Series C Parity Securities shall be made in order of their respective distribution payment dates, commencing with the earliest distribution payment date. If less than all distributions payable with respect to all Series C Preferred Units and any other Series C Parity Securities are paid, any partial payment shall be made Pro Rata with respect to the Series C Preferred Units and any such other Series C Parity Securities entitled to a distribution payment at such time in proportion to the aggregate distribution amounts remaining due in respect of such Series C Preferred Units and such other Series C Parity Securities at such time. Subject to Sections 12.4 and Section 5.11(b)(v), Series C Unitholders shall not be entitled to any distribution, whether payable in cash, property or Partnership Securities, in excess of full cumulative Series C Distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid Series C Distributions as described in Section 5.11(b)(ii)(A), no interest or sum of money in lieu of interest shall be payable in respect of any distribution payment which may be in Arrears on the Series C Preferred Units. So long as the Series C Preferred Units are held of record by the Depositary or its nominee, declared Series C Distributions shall be paid to the Depositary in same-day funds on each Series C Distribution Payment Date or other distribution payment date in the case of payments for Series C Distributions in Arrears.

(C)                               The “Series C Three-Month LIBOR” for each Series C Distribution Period during the Series C Floating Rate Period shall be determined by the Calculation Agent, as of the applicable Series C LIBOR Determination Date, in accordance with the following provisions:

(1)                                 The Series C Three-Month LIBOR shall be the rate (expressed as a percentage per year) for deposits in U.S. dollars for a three-month period commencing on the first day of such Series C Distribution Period that appears on Reuters Page LIBOR01 as of 11:00 a.m. (London time) on the Series C LIBOR Determination Date.

(2)                                 If the Series C Three-Month LIBOR cannot be determined as described in Section 5.11(b)(ii)(C)(1), the Partnership shall select four major banks in the London interbank market and request that the principal London offices of those four selected banks provide their offered quotations for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series C Distribution Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on the Series C LIBOR Determination Date for such Series C Distribution Period. Offered quotations must be based on a principal amount equal to an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in the London interbank market at the time. If two or more quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the Series C Three-Month LIBOR for such Series C Distribution Period will be the arithmetic mean of the rates quoted on the Series C LIBOR Determination Date for such Series C Distribution Period by three major banks in New York City selected by the Partnership, for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of such Series C Distribution Period. The rates quoted must be based on an amount that, in the Partnership’s judgment, is representative of a single transaction in U.S. dollars in that market at the time. If no quotation is provided as described above in this Section 5.11(b)(ii)(C)(2), the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the Series C Three-Month LIBOR Rate, shall determine the Series C Three-Month LIBOR Rate in its sole discretion.

(3)                                 All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or 0.9876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

(D)                               Unless otherwise determined by the General Partner, Series C Distributions shall be deemed to have been paid out of deductions from Available Cash with respect to the Quarter ended immediately preceding the Quarter in which the Series C Distribution is made.

(iii)                               Voting Rights.

(A)                               Notwithstanding anything to the contrary in this Agreement, the Series C Preferred Units shall not have any voting rights or rights to consent or approve any action or matter, except as set forth in Section 13.3(c), this Section 5.11(b)(iii) or as otherwise required by the Delaware Act.

(B)                               Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a separate class, the General Partner shall not adopt any amendment to this Agreement that would have a material adverse effect on the powers, preferences, duties, or special rights of the Series C Preferred Units; provided, however, that (i) subject to Section 5.11(b)(iii)C), the issuance of additional Partnership Securities shall not be deemed to constitute such a material adverse effect for purposes of this Section 5.11(b)(iii)(B) and (ii) for purposes of this Section 5.11(b)(iii)(B), no amendment of this Agreement in connection with a merger or other transaction in which the Series C Preferred Units remain Outstanding with the terms thereof materially unchanged in any respect adverse to the Series C Unitholders shall be deemed to materially and adversely affect the powers, preferences, duties, or special rights of the Series C Preferred Units.

(C)                               Without the affirmative vote or consent of the holders of at least 66 2/3% of the Outstanding Series C Preferred Units, voting as a class together with holders of any other Series C Parity Securities upon which like voting rights have been conferred and are exercisable, the Partnership shall not (x) create or issue any Series C Parity Securities (including any additional Series C Preferred Units) if the cumulative distributions payable on Outstanding Series C Preferred Units (or any Series C Parity Securities, if the holders of such Series C Parity Securities vote as a class together with the Series C Unitholders pursuant to this Section 5.11(b)(iii)(C)) are in Arrears or (y) create or issue any Series C Senior Securities (other than Series B PIK Preferred Units).

(D)                               For any matter described in this Section 5.11(b)(iii) in which the Series C Unitholders are entitled to vote as a class (whether separately or together with the holders of any Series C Parity Securities), such Series C Unitholders shall be entitled to one vote per Series C Preferred Unit. Any Series C Preferred Units held by the Partnership or any of its Subsidiaries or their controlled Affiliates shall not be entitled to vote.

(E)                                Notwithstanding Sections 5.11(b)(iii)(B) and 5.11(b)(iii)(C), no vote of the Series C Unitholders shall be required if, at or prior to the time when such action is to take effect, provision is made for the redemption of all Series C Preferred Units at the time Outstanding.

(iv)                              Optional Redemption; Series C Rating Event.

(A)                               The Partnership shall have the right (i) at any time, and from time to time, on or after December 15, 2022 or (ii) at any time within 120 days after the conclusion of any review or appeal process instituted by the Partnership following the occurrence of a Series C Rating Event, in each case, to redeem the Series C Preferred Units, which redemption may be in whole or in part (except with respect to a redemption pursuant to clause (ii) of this Section 5.11(b)(iv)(A) which shall be in whole but not in part), using any source of funds legally available for such purpose. Any such redemption shall occur on a date set by the General Partner (the “Series C Redemption Date”). The Partnership shall effect any such redemption by paying cash for each Series C Preferred Unit to be redeemed equal to 100% (in the case of a redemption described in clause (i) of this Section 5.11(b)(iv)(A)), or 102% (in the case of a redemption described in clause (ii) of this Section 5.11(b)(iv)(A)), of the Series C Liquidation Preference for such Series C Preferred Unit on such Series C Redemption Date plus an amount equal to all unpaid Series C Distributions thereon from the Series C Original Issue Date to, but not including, the Series C Redemption Date (whether or not such distributions shall have been declared) (the “Series C Redemption Price”). So long as the Series C Preferred Units to be redeemed are held of record by the nominee of the Depositary, the Series C Redemption Price shall be paid by the Paying Agent to the Depositary on the Series C Redemption Date.

(B)                               The Partnership shall give notice of any redemption by mail, postage prepaid, not less than 30 days and not more than 60 days before the scheduled Series C Redemption Date to the Series C Unitholders (as of 5:00 p.m. New York City time on the Business Day next preceding the day on which notice is given) of any Series C Preferred Units to be redeemed as such Series C Unitholders’ names appear on the books of the Transfer Agent and at the address of such Series C Unitholders shown therein. Such notice (the “Series C Redemption Notice”) shall state, as applicable: (1) the Series C Redemption Date, (2) the number of Series C Preferred Units to be redeemed and, if less than all Outstanding Series C Preferred Units are to be redeemed, the number (and in the case of Series C Preferred Units in certificated form, the identification) of Series C Preferred Units to be redeemed from such Series C Unitholder, (3) the Series C Redemption Price, (4) the place where any Series C Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the Series C Redemption Price therefor (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depositary or its nominee), and (5) that distributions on the Series C Preferred Units to be redeemed shall cease to accumulate from and after such Series C Redemption Date.

(C)                               If the Partnership elects to redeem less than all of the Outstanding Series C Preferred Units, the number of Series C Preferred Units to be redeemed shall be determined by the General Partner, and such Series C Preferred Units shall be redeemed by such method of selection as the Depositary shall determine, either Pro Rata or by lot, with adjustments to avoid redemption of fractional Series C Preferred Units. The aggregate Series C Redemption Price for any such partial redemption of the Outstanding Series C Preferred Units shall be allocated correspondingly among the redeemed Series C Preferred Units. The Series C Preferred Units not redeemed shall remain Outstanding and entitled to all the rights and preferences provided in this Section 5.11.

(D)                               If the Partnership gives or causes to be given a Series C Redemption Notice, the Partnership shall deposit with the Paying Agent funds sufficient to redeem the Series C Preferred Units as to which such Series C Redemption Notice shall have been given, no later than 10:00 a.m. New York City time on the Series C Redemption Date, and shall give the Paying Agent irrevocable instructions and authority to pay the Series C Redemption Price to the Series C Unitholder whose Series C Preferred Units are to be redeemed upon surrender or deemed surrender (which shall occur automatically if the Certificate representing such Series C Preferred Units is issued in the name of the Depositary or its nominee) of the Certificates therefor as set forth in the Series C Redemption Notice. If the Series C Redemption Notice shall have been given, from and after the Series C Redemption Date, unless the Partnership defaults in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the Series C Redemption Notice, all Series C Distributions on such Series C Preferred Units to be redeemed shall cease to accumulate and all rights of holders of such Series C Preferred Units as Limited Partners with respect to such Series C Preferred Units to be redeemed shall cease, except the right to receive the Series C Redemption Price, and such Series C Preferred Units shall not thereafter be transferred on the books of the Transfer Agent or be deemed to be Outstanding for any purpose whatsoever. The Series C Unitholders shall have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by the Partnership for any reason, including redemption of Series C Preferred Units, that remain unclaimed or unpaid after one year after the applicable Series C Redemption Date or other payment date, as applicable, shall be, to the extent permitted by law, repaid to the Partnership upon its written request, after which repayment the Series C Unitholders entitled to such redemption or other payment shall have recourse only to the Partnership. Notwithstanding any Series C Redemption Notice, there shall be no redemption of any Series C Preferred Units called for redemption until funds sufficient to pay the full Series C Redemption Price of such Series C Preferred Units shall have been deposited by the Partnership with the Paying Agent.

(E)                                Any Series C Preferred Units that are redeemed or otherwise acquired by the Partnership shall be cancelled. If only a portion of the Series C Preferred Units represented by a Certificate shall have been called for redemption, upon surrender of the Certificate to the Paying Agent (which shall occur automatically if the Certificate representing such Series C Preferred Units is registered in the name of the Depositary or its nominee), the Partnership shall issue and the Paying Agent shall deliver to the Series C Unitholders a new Certificate (or adjust the applicable book-entry account) representing the number of Series C Preferred Units represented by the surrendered Certificate that have not been called for redemption.

(F)                                 Notwithstanding anything to the contrary in this Section 5.11, in the event that full cumulative distributions on the Series C Preferred Units and any Series C Parity Securities shall not have been paid or declared and set aside for payment, the Partnership shall not be permitted to repurchase, redeem or otherwise acquire, in whole or in part, any Series C Preferred Units or Series C Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all Series C Unitholders and holders of any Series C Parity Securities. Subject to Section 4.10, so long as any Series C Preferred Units are Outstanding, the Partnership shall not be permitted to redeem, repurchase or otherwise acquire any Common Units or any other Series C Junior Securities unless full cumulative distributions on the Series C Preferred Units and any Series C Parity Securities for all prior and the then-ending Series C Distribution Periods, with respect to the Series C Preferred Units, and all prior and then ending distribution periods, with respect to any such Series C Parity Securities, shall have been paid or declared and set aside for payment.

(v)                                 Liquidation Rights.

In the event of any liquidation, dissolution, and winding up of the Partnership under Section 12.4 or a sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Record Holders of the Series C Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any Assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests other than the Series B Preferred Units, (i) first, any accumulated and unpaid distributions on the Series C Preferred Units (regardless of whether previously declared) and (ii) then, any positive value in each such holder’s Capital Account in respect of such Series C Preferred Units; provided, however, that so long as any Series B Preferred Units are Outstanding, no liquidating distribution shall be paid or set aside for payment on any Series C Preferred Units unless and until the full amount of the Series B Liquidation Value has been distributed in respect of Outstanding Series B Preferred Units in accordance with Section 5.10(b)(iv).  If in the year of such liquidation and winding up, or sale, exchange, or other disposition of all or substantially all of the assets of the Partnership, any such Record Holder’s Capital Account in respect of such Series C Preferred Units is less than the aggregate Series C Base Liquidation Preference of such Series C Preferred Units, then, after the allocations specified in Section 5.10(b)(iv) have been made, but otherwise notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series C Preferred Unit is equal to the Series C Base Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). If in the year of such liquidation, dissolution, or winding up any such Record Holder’s Capital Account in respect of such Series C Preferred Units is less than the aggregate Series C Base Liquidation Preference of such Series C Preferred Units after the application of the preceding sentence, then to the extent permitted by applicable law and after making any allocations required under Section 5.10(b)(iv), but otherwise notwithstanding anything to the contrary contained in this Agreement, items of gross income and gain for any preceding taxable period(s) with respect to which IRS Form 1065 Schedules K-1 have not been filed by the Partnership shall be reallocated to all Unitholders then holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each such Outstanding Series C Preferred Unit after making allocations pursuant to this and the immediately preceding sentence is equal to the Series C Base Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). After such allocations have been made to the Outstanding Series C Preferred Units, any remaining Net Termination Gain or Net Termination Loss shall be allocated to the Partners pursuant to Section 6.1(c) or Section 6.1(d), as the case may be. At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series C Preferred Units shall become entitled to receive any distributions in respect of the Series C Preferred Units that are accrued and unpaid as of the date of such distribution, and shall have the status of, and shall be entitled to all remedies available to, a creditor of the Partnership, and such entitlement of the Record Holders of the Series C Preferred Units to such accrued and unpaid distributions shall have priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees except for distributions in respect of Series B Preferred Units pursuant to Section 5.10(b)(iv); provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any Record Holder(s) of Series C Preferred Units.

(vi)                              Rank.

The Series C Preferred Units shall each be deemed to rank:

(A)                               senior to any Series C Junior Securities;

(B)                               on a parity with any Series C Parity Securities;

(C)                               junior to (i) the Series B Preferred Units and (ii) any other Series C Senior Securities; and

(D)                               junior to all existing and future indebtedness of the Partnership and other liabilities with respect to assets available to satisfy claims against the Partnership.

(vii)                          No Sinking Fund.

The Series C Preferred Units shall not have the benefit of any sinking fund.

(viii)                      Record Holders.

To the fullest extent permitted by applicable law, the General Partner, the Partnership, the Transfer Agent, and the Paying Agent may deem and treat any Series C Unitholder as the true, lawful, and absolute owner of the applicable Series C Preferred Units for all purposes, and neither the General Partner, the Partnership, nor the Transfer Agent or the Paying Agent shall be affected by any notice to the contrary, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which the Series C Preferred Units may be listed or admitted to trading, if any.

(ix)                              Notices.

All notices or communications in respect of the Series C Preferred Units shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Section 5.11, this Agreement or by applicable law.

(x)                                 Other Rights; Fiduciary Duties.

The Series C Preferred Units and the Series C Unitholders shall not have any designations, preferences, rights, powers or duties, other than as set forth in this Agreement or as provided by applicable law. Notwithstanding anything to the contrary in this Agreement or any duty existing at law, in equity or otherwise, to the fullest extent permitted by applicable law, neither the General Partner nor any other Indemnitee shall owe any duties, including fiduciary duties, or have any liabilities to Series C Unitholders, other than the implied contractual covenant of good faith and fair dealing.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

Section 6.1                                    Allocations for Capital Account Purposes.

Except as otherwise provided in this Agreement, for purposes of maintaining the balances of Capital Accounts, the Partnership’s items of income, gain, loss and deduction for a taxable period of the Partnership (such items are computed in accordance with Section 5.3(b)) shall be allocated among the Partners first to the extent provided in Section 6.1(d) and then the balance of such items shall be aggregated into Net Income, Net Loss, Net Termination Gain and Net Termination Loss, as the case may be, which shall then be allocated as follows:

(a)                                 Net Income. Net Income for a taxable period of the Partnership shall be allocated as follows:

(i)                                     First, 100% to the General Partner, until the aggregate Net Income allocated pursuant to this sentence for the current taxable period of the Partnership and all previous taxable periods of the Partnership is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(i) for all previous taxable periods of the Partnership.

(ii)                                  Second, to all Unitholders holding Series B Preferred Units, in proportion to, and to the extent of the Net Loss allocated to such Unitholders holding Series B Preferred Units pursuant to Section 6.1(b)(iii) for all previous taxable periods, until the aggregate amount of Net Income allocated to such Unitholders holding Series B Preferred Units pursuant to this Section 6.1(a)(ii) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to such Unitholder holding Series B Preferred Units pursuant to Section 6.1(b)(iii) for all previous taxable periods; provided that in no event shall Net Income be allocated to any such Unitholder holding Series B Preferred Units to cause its Capital Account in respect of a Series B Preferred Unit to exceed the Series B Liquidation Value in respect of such Series B Preferred Units.

(iii)                               Third, to all Unitholders holding Series C Preferred Units, in proportion to, and to the extent of the Net Loss allocated to such Unitholders holding Series C Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods, until the aggregate amount of Net Income allocated to such Unitholders holding Series C Preferred Units pursuant to this Section 6.1(a)(iii) for the current and all previous taxable periods is equal to the aggregate amount of Net Loss allocated to such Unitholder holding Series C Preferred Units pursuant to Section 6.1(b)(ii) for all previous taxable periods; provided that in no event shall Net Income be allocated to any such Unitholder holding Series C Preferred Units to cause its Capital Account in respect of a Series C Preferred Unit to exceed the Series C Base Liquidation Preference in respect of such Series C Preferred Units.

(iv)                              Thereafter, 100% to the General Partner and the Unitholders holding Common Units, in accordance with their respective Percentage Interests.

The items of income, gain, loss and deduction that are included in Net Income for a taxable period of the Partnership shall be allocated in the ratio in which Net Income for such taxable period is allocated.

(b)                                 Net Loss. Net Loss for a taxable period of the Partnership shall be allocated as follows:

(i)                                     First, 100% to the General Partner and the Unitholders holding Common Units, in accordance with their respective Percentage Interests; provided, that Net Loss shall not be allocated pursuant to this sentence to the extent that such allocation would cause any such Unitholder to have a deficit balance in its Adjusted Capital Account at the end of such taxable period of the Partnership (or increase any existing deficit balance in its Adjusted Capital Account). The limitation on the allocation of Net Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(ii)                                  Second, to all Unitholders holding Series C Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series C Preferred Unit then Outstanding has been reduced to zero.

(iii)                               Third, to all Unitholders holding Series B Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series B Preferred Unit then Outstanding has been reduced to zero.

(iv)                              Thereafter, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Loss for such taxable period is allocated.

(c)                                  Net Termination Gains and Losses.  Allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section 6.1 for the current and prior taxable periods of the Partnership and for distributions that have been made pursuant to Sections 6.4 and 6.5 but not for distributions made pursuant to Section 12.4.

(i)                                     Any Net Termination Gain for a taxable period of the Partnership shall be allocated among the Partners in the following manner and the Capital Accounts of the Partners shall be increased by the amount so allocated in each subclause, before an allocation is made pursuant to the next subclause:

(A)                               First, to each Partner having a deficit balance in its Capital Account, in proportion to such deficit balances until each Partner has been allocated Net Termination Gain equal to any such deficit balance.

(B)                               Second, to all Unitholders holding Series B Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series B Preferred Unit equals the Series B Liquidation Value or, if greater, the amount per Series B Preferred Unit that reflects the value of the ENLC Common Units into which each such Series B Preferred Unit is exchangeable pursuant to Section 5.10(b)(viii)(A).

(C)                               Third, to all Unitholders holding Series C Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series C Preferred Unit equals the Series C Base Liquidation Preference.

(D)                               Thereafter, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest.

(ii)                                  Any Net Termination Loss for a taxable period of the Partnership shall be allocated among the Partners in the following manner:

(A)                               First, (x) to the General Partner in accordance with its Percentage Interest and (y) to all Unitholders holding Common Units, Pro Rata, a percentage equal to 100% less the General Partner’s Percentage Interest, until the Capital Account in respect of each Common Unit then Outstanding has been reduced to zero.  The limitation on the allocation of Net Termination Loss that is contained in the preceding sentence is a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(B)                               Second, to all Unitholders holding Series C Preferred Units, in proportion to their Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series C Preferred Unit then Outstanding has been reduced to zero.

(C)                               Third, to all Unitholders holding Series B Preferred Units, in proportion to their respective positive Adjusted Capital Account balances, until the Adjusted Capital Account in respect of each Series B Preferred Unit then Outstanding has been reduced to zero.

(D)                               Thereafter, the balance, if any, 100% to the General Partner.

The items of income, gain, loss and deduction that are included in Net Termination Gain or Net Termination Loss for a taxable period of the Partnership shall be allocated in the ratio in which Net Termination Gain or Net Termination Loss for such taxable period is allocated.

(d)                                 Special Allocations. Prior to making any allocation pursuant to another portion of this Section 6.1 for a taxable period of the Partnership, the following allocations shall be made in the order stated:

(i)                                     Partnership Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during the taxable period of the Partnership, each Partner shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f) or any successor provision. This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(ii)                                  Partner Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any taxable period of the Partnership, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such taxable period (and, if necessary, subsequent taxable periods of the Partnership) in the manner and amounts provided in Treasury Regulation Section 1.704-2(i)(4) or any successor provision. This Section 6.1(d)(ii) is intended to comply with the Partner Nonrecourse Debt Minimum Gain chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(iii)                               [Reserved]

(iv)                              Qualified Income Offset. In the event any Partner unexpectedly receives any adjustment, allocation or distribution described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of income and gain shall be allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustment, allocation or distribution as quickly as possible. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(v)                                 Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any taxable period of the Partnership in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be allocated items of income and gain in the amount of such excess; provided, that an allocation pursuant to this Section 6.1(d)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(v) were not in this Agreement. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(vi)                              Nonrecourse Deductions. Nonrecourse Deductions for the taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in good faith that the Partnership’s Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner may, upon notice to the other Partners, revise the prescribed ratio in order to satisfy such safe harbor requirements. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(vii)                           Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for the taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated among such Partners in accordance with the manner in which they share such Economic Risk of Loss. The allocations in this portion of Section 6.1(d) are a Required Allocation for purposes of the allocation of Curative Allocations in Section 6.1(d).

(viii)                        Nonrecourse Liabilities. The portion of the Nonrecourse Liabilities of the Partnership that are allocable pursuant to Treasury Regulation Section 1.752-3(a)(3) shall be allocated among the Partners in accordance with their Percentage Interests.  The allocations of Nonrecourse Liabilities that may be made as provided in Treasury Regulation Section 1.752-3(a)(2) are to be made as determined by the General Partner in its sole discretion.

(ix)                              Curative Allocation.

(A)                               Allocations are to be made pursuant to this Section 6.1(d)(ix)(A) so that the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to Section 6.1 (including allocations made pursuant to this Section 6.1(d)(ix)) is equal to the net amount of such items that would have been allocated to each such Partner under this Section 6.1 if the Required Allocations had not been included in this Section 6.1; provided that Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account for purposes of this sentence except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain and shall then in either case be taken into account only to the extent the General Partner reasonably determines that such allocations are not likely to be offset by subsequent Required Allocations.

(B)                               The General Partner shall have reasonable discretion, with respect to each taxable period of the Partnership, to (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations and (2) divide all allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(C)                               For purposes of identifying the Agreed Allocations, the provisions of this Section 6.1(d)(ix) are a Required Allocation.

(x)                                 Allocation to Reverse Deemed Capital Contributions.  Any items of loss or deduction resulting from or relating to the grant of options to acquire stock, or the issuance of stock, by EnLink Midstream, Inc., or from the transfer of any other property by the General Partner or EnLink Midstream, Inc., to or for the benefit of any employee or other service provider of the Partnership, the Operating Partnership, or any of their respective Subsidiaries shall be specially allocated to the General Partner if and to the extent such grant of options, issuance of stock, or transfer of property was treated under applicable tax law as an actual or deemed capital contribution by the General Partner which resulted in an increase to the General Partner’s Capital Account.

The items of income, gain, loss and deduction that are included in an aggregate that is allocated pursuant to a provision of this Section 6.1(d) for a taxable period of the Partnership shall be allocated in the ratio that such aggregate was allocated.

Section 6.2                                    Allocations for Tax Purposes.

(a)                                 Except as otherwise provided in this Section 6.2, each item of income, gain, loss and deduction that is recognized by the Partnership for federal income tax purposes shall be allocated among the Partners with reference to the allocations of the corresponding items pursuant to Section 6.1.

(b)                                 The Partnership shall make the allocations that are required by Section 704(c) of the Code with respect to the difference between the fair market value and adjusted basis for federal income tax purposes of any asset that the Partnership holds on the Closing Date using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) and in respect of the difference between fair market value and adjusted tax basis of such assets the

Partnership shall use the recovery periods and depreciation methods that are used in the calculations that are identified in the records of the Partnership as the basis of the estimates that are reported in the “Material Tax Consequences-Tax Consequences of Unit Ownership — Ratio of taxable income to distributions” section of the prospectus that is part of the Registration Statement except as may be provided in the Contribution Agreements.  The Partnership shall, at any other time that it acquires property with respect to which it must make allocations for federal income tax purposes pursuant to Section 704(c) of the Code, make such allocations using remedial allocations within the meaning of Treasury Regulation Section 1.704-3(d) or any other method selected by the General Partner in its sole discretion.  The Partnership shall make any “reverse section 704(c) allocations”, within the meaning of Treasury Regulation Section 1.704-3(a)(6), that may be made upon an adjustment in Carrying Values pursuant to Section 5.3(d) or at any other time that the General Partner determines in its sole discretion that the Partnership should make “reverse section 704(c) allocations” as “remedial allocations” as set out in Treasury Regulation Section 1.704-3(d) or under any other method that the General Partner determines in its sole discretion that the Partnership should use.  The General Partner may cause the Partnership to make agreements as to the manner in which Section 704(c) allocations shall be made upon the acquisition by the Partnership of property in exchange for a Partnership Interest or reverse Section 704(c) allocations shall be made with respect to the assets of the Partnership upon the issuance by the Partnership of a Partnership Interest.

(c)                                  For the proper administration of the Partnership and to facilitate the calculation of the items of income, gain, loss and deduction that are allocated to the Partners for federal, state or local income tax purposes and to take into account the effect of the Section 754 election that the Partnership is to make, the General Partner shall have sole discretion (i) to adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) to make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) to amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof) or to facilitate the calculation of such adjustments that are required by the Section 754 election from the information that is known by the Partnership, such as the date of the purchase of a Limited Partner Interest and the amount that is paid therefor.

(d)                                 The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code that is attributable to unrealized appreciation in any Partnership property (to the extent of the unamortized  difference between Carrying Value and adjusted basis  for federal income tax purposes or if more than one adjustment to Carrying Value has been made to the extent of any unamortized increment between Carrying Value and the immediately prior Carrying Value) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership’s common basis of such property.  If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership’s property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other depreciation and amortization conventions that it determines are appropriate.

(e)                                  Any gain allocated to a Partner upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible be characterized as Recapture Income to the same extent as such Partner (or its predecessor in interest) has been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

(f)                                   All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g)                                  Each item of Partnership income, gain, loss and deduction that is allocated to a Partner Interest that is transferred during a calendar year shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the first Business Day of each month; provided, however, that gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the General Partner in its sole discretion, shall be allocated to the Partners as of the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary or appropriate in its sole discretion, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

Section 6.3                                    Requirement and Characterization of Distributions; Distributions to Record Holders.

(a)                                 Available Cash with respect to any Applicable Period may (in the discretion of the General Partner), subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the applicable Partners described in Section 6.4 as of the Record Date selected by the General Partner in its reasonable discretion. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

(b)                                 Notwithstanding Section 6.3(a), in the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

(c)                                  The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

(d)                                 Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 6.4                                    Distributions of Available Cash.

To the extent Available Cash is distributed pursuant to Section 6.3, such Available Cash shall, subject to Section 17-607 of the Delaware Act, and except as otherwise required by Section 5.10(b)(ii), Section 5.11(b)(ii), or Section 5.4(b) in respect of additional Partnership Securities issued pursuant thereto, be distributed (a) to the General Partner in accordance with its Percentage Interest and (b) to all holders of Common Units, Pro Rata, a percentage equal to 100% less the sum of the percentage specified under subclause (a) of this Section 6.4.

Section 6.5                                    [Reserved.]

Section 6.6                                    [Reserved.]

Section 6.7                                    [Reserved.]

Section 6.8                                    [Reserved.]

Section 6.9                                    [Reserved.]

Section 6.10                             Special Provisions Relating to Series C Unitholders.

Notwithstanding anything to the contrary set forth in this Agreement, the holders of the Series C Preferred Units (i) shall (A) possess the rights and obligations provided in this Agreement with respect to a Limited Partner pursuant to Article III and Article VII and (B) have a Capital Account as a Partner pursuant to Section 5.3 and all other provisions related thereto and (ii) shall not (A) be entitled to vote on any matters requiring the approval or vote of the holders of Outstanding Units, except as provided in Section 5.11(b)(iii) or as required by applicable law, or (B) be entitled to any distributions other than as provided in Section 5.11(b)(ii).

ARTICLE VII

MANAGEMENT AND OPERATION OF BUSINESS

Section 7.1                                    Management.

(a)                                 The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

(i)                                     the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

(ii)                                  the making of tax, regulatory, and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

(iii)                               the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation, or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

(iv)                              the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group; subject to Section 7.6(a), the lending of funds to other Persons (including other Group Members); the repayment or guarantee of obligations of the Partnership Group; and the making of capital contributions to any member of the Partnership Group;

(v)                                 the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

(vi)                              the distribution of Partnership cash;

(vii)                           the selection and dismissal of employees (including employees having titles such as “president,” “vice president,” “secretary,” and “treasurer”) and agents, outside attorneys, accountants, consultants, and contractors and the determination of their compensation and other terms of employment or hiring;

(viii)                        the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

(ix)                              the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations, limited liability companies or other relationships (including the acquisition of interests in, and the contributions of property to, any Group Member from time to time) subject to the restrictions set forth in Section 2.4;

(x)                                 the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

(xi)                              the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xii)                           the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.8);

(xiii)                        the purchase, sale or other acquisition or disposition of Partnership Securities, or the issuance of additional options, rights, warrants and appreciation rights relating to Partnership Securities; and

(xiv)                       the undertaking of any action in connection with the Partnership’s participation in any Group Member as a member or partner.

(b)                                 Notwithstanding any other provision of this Agreement, the Operating Partnership Agreement, the Delaware Act or any applicable law, rule, or regulation, each of the Partners and the Assignees and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Contribution Agreements, the Operating Partnership Agreement, any other limited liability company or partnership agreement of any other Group Member and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

Section 7.2                                    Certificate of Limited Partnership.

The General Partner has caused the Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification, and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

Section 7.3                                    Restrictions on the General Partner’s Authority.

(a)                                 The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner; (iv) amending this Agreement in any manner; or (v) transferring its interest as a general partner of the Partnership.

(b)                                 Except as provided in Articles XII and XIV, the General Partner may not sell, exchange, or otherwise dispose of all or substantially all of the Partnership’s assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange, or other disposition of all or substantially all of the assets of the Operating Partnership and its Subsidiaries taken as a whole without the approval of holders of a Unit Majority and, so long as the ENLC Class C Common Units are outstanding, an ENLC Unit Majority; provided, however, that this provision shall not preclude or limit the General Partner’s ability to mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of the assets of the Partnership or the Operating Partnership or their Subsidiaries and shall not apply to any forced sale of any or all of the assets of the Partnership or the Operating Partnership or their Subsidiaries pursuant to the foreclosure of, or other realization upon, any such encumbrance. Without the approval of holders of a Unit Majority, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Operating Partnership Agreement or, except as expressly permitted by Section 7.9(d), take any action permitted to be taken by a partner of the Operating Partnership, in either case, that would adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to any other class of Partnership Interests) in any material respect or (ii) except as permitted under Sections 4.6, 11.1, and 11.2, elect or cause the Partnership to elect a successor general partner of the Partnership.

Section 7.4                                    Reimbursement of the General Partner.

(a)                                 Except as provided in this Section 7.4 and elsewhere in this Agreement, the General Partner shall not be compensated for its services as a general partner or managing member of any Group Member.

(b)                                 The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the General Partner to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership’s business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

(c)                                  The General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs, and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase or rights, warrants, or appreciation rights relating to Partnership Securities), or cause the Partnership to issue Partnership Securities in connection with, or pursuant to, any employee benefit plan, employee program, or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliates are obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs, and practices (including the net cost to the General Partner or such Affiliates of Partnership Securities purchased by the General Partner or such Affiliates from the Partnership to fulfill options or awards under such plans, programs, and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner’s General Partner Interest pursuant to Section 4.6.

Section 7.5                                    Outside Activities.

(a)                                 After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership (i) agrees that its sole business will be to act as a general partner or managing member, as the case may be, of the Partnership and any other partnership or limited liability company of which the Partnership or the Operating Partnership is, directly or indirectly, a partner or member and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership) and (ii) shall not engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner or managing member of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning, or disposing of debt or equity securities in any Group Member.

(b)                                 Except as specifically restricted by Section 7.5(a), each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner or Assignee. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreements of any other Group Member or the partnership relationship established hereby in any business ventures of any Indemnitee.

(c)                                  Subject to the terms of Section 7.5(a) and Section 7.5(b), but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner’s fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

(d)                                 The General Partner and any of its Affiliates may acquire Units or other Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of the General Partner or Limited Partner, as applicable, relating to such Units or Partnership Securities.

(e)                                  The term “Affiliates” when used in Section 7.5(a) and Section 7.5(d) with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

(f)                                   Anything in this Agreement to the contrary notwithstanding, to the extent that provisions of Sections 7.7, 7.8, 7.9, 7.10, or other Sections of this Agreement purport or are interpreted to have the effect of restricting the fiduciary duties that might otherwise, as a result of

Delaware or other applicable law, be owed by the General Partner to the Partnership and its Limited Partners, or to constitute a waiver or consent by the Limited Partners to any such restriction, such provisions shall be inapplicable and have no effect in determining whether the General Partner has complied with its fiduciary duties in connection with determinations made by it under this Section 7.5.

Section 7.6                                    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain Restrictions on the General Partner.

(a)                                 The General Partner or any of its Affiliates may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm’s-length basis (without reference to the lending party’s financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term “Group Member” shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

(b)                                 The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner’s financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

(c)                                  The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as General Partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

(d)                                 The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

(e)                                  Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to the Contribution Agreements and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Conflicts Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Conflicts Committee deems relevant under the circumstances.

(f)                                   The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

(g)                                  Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

Section 7.7                                    Indemnification.

(a)                                 To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful; provided, further, no indemnification pursuant to this Section 7.7 shall be available to the General Partner or its

Affiliates (other than a Group Member) with respect to its or their obligations incurred pursuant to the Underwriting Agreement or the Contribution Agreements (other than obligations incurred by the General Partner on behalf of the Partnership). The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

(b)                                 To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

(c)                                  The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d)                                 The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership’s activities or such Person’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)                                  For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

(f)                                   In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)                                  An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)                                 The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i)                                     No amendment, modification, or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce, or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

Section 7.8                                    Liability of Indemnitees.

(a)                                 Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

(b)                                 Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

(c)                                  To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

(d)                                 Any amendment, modification, or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability to the Partnership, the Limited Partners, the General Partner, and the Partnership’s and General Partner’s directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification, or repeal, regardless of when such claims may arise or be asserted.

Section 7.9                                    Resolution of Conflicts of Interest.

(a)                                 Unless otherwise expressly provided in this Agreement, the Operating Partnership Agreement or the limited liability company or partnership agreement of any other Group Member, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, the Operating Partnership, any other Group Member, any Partner or any Assignee, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Operating Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Conflicts Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Conflicts Committee in connection with Special Approval) shall be authorized in connection with its determination of what is “fair and reasonable” to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Conflicts Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Conflicts Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

(b)                                 Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its “sole discretion” or “discretion,” that it deems “necessary or appropriate” or “necessary or advisable” or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, any other Group Member, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to “sole discretion” or “discretion”) unless another express standard is provided for, or (iii) in “good faith” or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Operating Partnership Agreement, the limited liability company or partnership agreement of any other Group Member, any other agreement contemplated hereby or under the Delaware Act or any other law, rule, or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of “reasonable discretion” set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner or its Affiliates (including in their capacities as Limited Partners) to exceed the General Partner’s Percentage Interest of the total amount distributed to all partners.

(c)                                  Whenever a particular transaction, arrangement, or resolution of a conflict of interest is required under this Agreement to be “fair and reasonable” to any Person, the fair and reasonable nature of such transaction, arrangement, or resolution shall be considered in the context of all similar or related transactions.

(d)                                 The Unitholders hereby authorize the General Partner, on behalf of the Partnership as a partner or member of a Group Member, to approve of actions by the general partner or managing member of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

Section 7.10                             Other Matters Concerning the General Partner.

(a)                                 The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)                                 The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)                                  The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

(d)                                 Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule, or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

Section 7.11                             Purchase or Sale of Partnership Securities.

The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner or any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

Section 7.12                             [Reserved].

Section 7.13                             Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership’s sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING, AND REPORTS

Section 8.1                                    Records and Accounting.

The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership’s business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics, or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 8.2                                    Fiscal Year.

The fiscal year of the Partnership shall be a fiscal year ending December 31.

Section 8.3                                    Reports.

(a)                                 As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity, and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

(b)                                 As soon as practicable, but in no event later than ninety (90) days after the close of each Quarter except the last Quarter of each fiscal year, the General Partner shall cause to be mailed or made available to each Record Holder of a Unit, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which the Units are listed for trading, or as the General Partner determines to be necessary or appropriate.

ARTICLE IX

TAX MATTERS

Section 9.1                                    Tax Returns and Information.

The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on a taxable year ending on December 31 or such other period as may be required by law, as determined by the General Partner in good faith. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within ninety (90) days of the close of the calendar year in which the Partnership’s taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

Section 9.2                                    Tax Elections.

(a)                                 The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner’s determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of the Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to Section 6.2(g) without regard to the actual price paid by such transferee.

(b)                                 The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

(c)                                  Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

Section 9.3                                    Tax Controversies.

(a)                                 For taxable years beginning on or before December 31, 2017, the General Partner is designated as the “tax matters partner” (as defined in Section 6231(a)(7) of the Code, prior to amendment by the Bipartisan Budget Act of 2015 (the “BBA”)).  For each taxable year beginning after December 31, 2017, the General Partner shall be or shall designate the “partnership representative” (as defined in Section 6223 of the Code, as amended by the BBA) and any other Persons necessary to conduct proceedings under Subchapter C of Chapter 63 of the Code (as amended by the BBA) for such year.  Any such designated Person or Persons shall serve at the pleasure of, and act at the direction of, the General Partner.  The partnership representative, as directed by the General Partner, shall exercise any and all authority of the “partnership representative” under the Code (as amended by the BBA), including, without limitation, (i) binding the Partnership and its Partners with respect to actions taken under Subchapter C of Chapter 63 of the Code (as amended by the BBA) and (ii) determining whether to make any available election under Section 6226 of the Code (as amended by the BBA).

(b)                                 The General Partner (acting through the partnership representative to the extent permitted by Section 9.3(a)) is authorized and required to act on behalf of and represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and the General Partner is authorized to expend Partnership funds for professional services and costs associated therewith.

(c)                                  Each Partner agrees to cooperate with the General Partner (or its designee) and to do or refrain from doing any or all things reasonably requested by the General Partner (or its designee) in its capacity as the “tax matters partner” or the “partnership representative,” or as a person otherwise authorized and required to act on behalf of and represent the Partnership pursuant to Section 9.3(b).

(d)                                 Each Partner agrees that notice of or updates regarding tax controversies shall be deemed conclusively to have been given or made by the General Partner if the Partnership has either (i) filed the information for which notice is required with the Commission via its Electronic Data Gathering, Analysis, and Retrieval system and such information is publicly available on such system or (ii) made the information for which notice is required available on any publicly available website maintained by the Partnership, whether or not such Partner remains a Partner in the Partnership at the time such information is made publicly available. Notwithstanding anything herein to the contrary, nothing in this provision shall obligate the Partnership Representative to provide notice to the Partners other than as required by the Code.

(e)                                  The General Partner is authorized to amend the provisions of this Agreement as appropriate to reflect the proposal or promulgation of Treasury Regulations implementing or interpreting the partnership audit, assessment, and collection rules adopted by the BBA, including any amendments to those rules.

Section 9.4                                    Withholding.

(a)                                 If taxes and related interest, penalties, or additions to tax are paid by the Partnership on behalf of all or less than all the Partners or former Partners (including, without limitation, any payment by the Partnership of an imputed underpayment under Section 6225 of the Code (as amended by the BBA) (an “Imputed Underpayment”)), the General Partner may treat such payment as a distribution of cash to such Partners, treat such payment as a general expense of the Partnership, or, in the case of an Imputed Underpayment, require that persons who were Partners of the Partnership in the taxable year to which the payment relates (including former Partners) indemnify the Partnership upon request for their allocable share of that payment, in each case as determined appropriate under the circumstances by the General Partner.  The amount of any such indemnification obligation of, or deemed distribution of cash to, a Partner or former Partner in respect of an Imputed Underpayment shall be reduced to the extent that the Partnership receives a reduction in the amount of the Imputed Underpayment which, in the determination of the General Partner, is attributable to actions taken by, the tax status or attributes of, or tax information provided by or attributable to, such Partner or former Partner pursuant to or described in Section 6225(c) of the Code (as amended by the BBA).

(b)                                 The General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership and other Group Members to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445, and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to the then applicable provision of this Agreement in the amount of such withholding from such Partner.

ARTICLE X

ADMISSION OF PARTNERS

Section 10.1                             Admission of Substituted Limited Partner.

By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest or of uncertificated Limited Partner Interests shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate or uncertificated Limited Partner Interests to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interests so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner’s discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

Section 10.2                             Admission of Successor General Partner.

A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner, pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

Section 10.3                             Admission of Additional Limited Partners.

(a)                                 A Person (other than the General Partner, an Initial Limited Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(i)                                     evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and

(ii)                                  such other documents or instruments as may be required in the discretion of the General Partner to effect such Person’s admission as an Additional Limited Partner.

(b)                                 Notwithstanding anything to the contrary in this Section 10.3, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

Section 10.4                             Amendment of Agreement and Certificate of Limited Partnership.

To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.6.

ARTICLE XI

WITHDRAWAL OR REMOVAL OF PARTNERS

Section 11.1                             Withdrawal of the General Partner.

(a)                                 The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an “Event of Withdrawal”);

(i)                                     The General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners;

(ii)                                  The General Partner transfers all of its rights as General Partner pursuant to Section 4.6;

(iii)                               The General Partner is removed pursuant to Section 11.2;

(iv)                              The General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor-in-possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

(v)                                 A final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

(vi)                              (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or ninety (90) days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B), (C), or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within thirty (30) days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

(b)                                 Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) the General Partner voluntarily withdraws by giving at least 90 days’ advance notice to the Unitholders, such withdrawal to take effect on the date specified in such notice; (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iii) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days’ advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Units.  The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members.  If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Unit Majority, may, prior to the effective date of such withdrawal, elect a successor General Partner.  The Person so elected as successor General Partner shall automatically become the successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member.  If, prior to the effective date of the General Partner’s withdrawal, a successor is not selected by the Unitholders as provided herein or the Partnership does not receive an Opinion of Counsel (“Withdrawal Opinion of Counsel”) that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.2.

Section 11.2                             Removal of the General Partner.

The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.2. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.2, automatically become a successor general partner or managing member, to the extent applicable, of the other Group Members of which the General Partner is a general partner or a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 11.2 shall be subject to the provisions of Section 10.2.

Section 11.3                             Interest of Departing Partner and Successor General Partner.

(a)                                 In the event of (i) withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement or (ii) removal of the General Partner by the holders of Outstanding Units under circumstances where Cause does not exist, if the successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, the Departing Partner shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to require its successor to purchase its General Partner Interest and its general partner interest (or equivalent interest), if any, in the other Group Members (collectively, the “Combined Interest”) in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Unitholders under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest for such fair market value of such Combined Interest of the Departing Partner. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the Departing Partner for the benefit of the Partnership or the other Group Members.

For purposes of this Section 11.3(a), the fair market value of the Departing Partner’s Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within thirty (30) days after the effective date of such Departing Partner’s departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within forty-five (45) days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner’s successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed, the value of the Partnership’s assets, the rights and obligations of the Departing Partner and other factors it may deem relevant.

(b)                                 If the Combined Interest is not purchased in the manner set forth in Section 11.3(a), the Departing Partner (or its transferee) shall become a Limited Partner and its Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Partnership Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner (or its transferee) as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner (or its transferee) becomes a Limited Partner. For purposes of this Agreement, conversion of the Combined Interest of the Departing Partner to Common Units will be characterized as if the Departing Partner (or its transferee) contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

(c)                                  If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount equal to the product of (x) the quotient obtained by dividing (A) the Percentage Interest of the General Partner Interest of the Departing Partner by (B) a percentage equal to 100% less the Percentage Interest of the General Partner Interest of the Departing Partner and (y) the Net Agreed Value of the Partnership’s assets on such date. In such event, such successor General Partner shall, subject to the following sentence, be entitled to its Percentage Interest of all Partnership allocations and distributions to which the Departing Partner was entitled. In addition, the successor General Partner shall cause this Agreement to be amended to reflect that, from and after the date of such successor General Partner’s admission, the successor General Partner’s interest in all Partnership distributions and allocations shall be its Percentage Interest.

Section 11.4                             Withdrawal of Limited Partners.

No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner’s Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

ARTICLE XII

DISSOLUTION AND LIQUIDATION

Section 12.1                             Dissolution.

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

(a)                                 an Event of Withdrawal of the General Partner as provided in Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.2;

(b)                                 an election to dissolve the Partnership by the General Partner that is approved by the holders of a Unit Majority and, so long as the ENLC Class C Common Units are outstanding, an ENLC Unit Majority;

(c)                                  the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act; or

(d)                                 the sale of all or substantially all of the assets and properties of the Partnership Group.

Section 12.2                             Continuation of the Business of the Partnership After Dissolution.

Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within ninety (90) days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or (vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Unit Majority may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor General partner a Person approved by the holders of a Unit Majority. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

(i)                                     the reconstituted Partnership shall continue unless earlier dissolved in accordance with this Article XII;

(ii)                                  if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

(iii)                               all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Unit Majority to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership nor the Operating Partnership or any other Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

Section 12.3                             Liquidator.

Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by holders of at least a majority of the Outstanding Common Units voting as a single class. The Liquidator (if other than the General Partner) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of at least a majority of the Outstanding Common Units voting as a single class. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers, and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of at least a majority of the Outstanding Common Units voting as a single class. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

Section 12.4                             Liquidation.

The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

(a)                                 The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the Partnership’s assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

(b)                                 Liabilities of the Partnership include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 12.3) and amounts to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

(c)                                  All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) and that required to satisfy liquidation preferences of the Series B Preferred Units provided for under Section 5.10(b)(iv) and the Series C Liquidation Preference provided for under Section 5.11(b)(v) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within ninety (90) days after said date of such occurrence).

Section 12.5                             Cancellation of Certificate of Limited Partnership.

Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 12.6                             Return of Contributions.

The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners or Unitholders, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

Section 12.7                             Waiver of Partition.

To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

Section 12.8                             Capital Account Restoration.

No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within ninety (90) days after the date of such liquidation.

ARTICLE XIII

AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

Section 13.1                             Amendment to be Adopted Solely by the General Partner.

Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)                                 a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(b)                                 admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(c)                                  a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the Group Members will not be treated as associations taxable as corporations or otherwise taxed as entities for federal income tax purposes;

(d)                                 subject to Section 5.11(b)(iii), a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners (including any particular class of Partnership Interests as compared to other classes of Partnership Interests) in any material respect, (ii) is necessary or advisable to (A) satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act) or (B) facilitate the trading of the Units (including the division of any class or classes of Outstanding Units into different classes to facilitate uniformity of tax consequences within such classes of Units) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners, (iii) is necessary or advisable in connection with action taken by the General Partner pursuant to Section 5.5 or (iv) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)                                  a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of “Quarter” and the dates on which distributions are to be made by the Partnership;

(f)                                   an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees, or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)                                  subject to Sections 5.10(b)(v) and 5.11(b)(iii), an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.4;

(h)                                 any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

(i)                                     an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

(j)                                    an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

(k)                                 a merger or conveyance pursuant to Section 14.3(d); or

(l)                                     any other amendments substantially similar to the foregoing.

Section 13.2                             Amendment Procedures.

Except as provided in Sections 5.11(b)(iii), 13.1, and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Unit Majority, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Units shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Units or call a meeting of the Unitholders to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

Section 13.3                             Amendment Requirements.

(a)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Units (including Units deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed, or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Units whose aggregate Outstanding Units constitute not less than the voting requirement sought to be reduced.

(b)                                 Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which consent may be given or withheld in its sole discretion, (iii) change Section 12.1(b), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(b), give any Person the right to dissolve the Partnership.

(c)                                  Except as provided in Section 14.3, and without limitation of the General Partner’s authority to adopt amendments to this Agreement without the approval of any Partners or Assignees as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

(d)                                 Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 13.1 and except as otherwise provided by Section 14.3(b), no amendments shall become effective without the approval of the holders of at least 90% of the Outstanding Units voting as a single class unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

(e)                                  Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of at least 90% of the Outstanding Units.

Section 13.4                             Special Meetings.

All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Units of the class or classes for which a meeting is proposed. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within sixty (60) days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than ten (10) days nor more than sixty (60) days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

Section 13.5                             Notice of a Meeting.

Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Units for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

Section 13.6                             Record Date.

For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11 the General Partner may set a Record Date, which shall not be less than 10 nor more than sixty (60) days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

Section 13.7                             Adjournment.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than forty-five (45) days. At the adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

Section 13.8                             Waiver of Notice; Approval of Meeting; Approval of Minutes.

The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if it had occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

Section 13.9                             Quorum.

The holders of a majority of the Outstanding Units of the class or classes for which a meeting has been called (including Outstanding Units deemed owned by the General Partner) represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Units, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Units that in the aggregate represent a majority of the Outstanding Units entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Units that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Units specified in this Agreement (including Outstanding Units deemed owned by the General Partner). In the absence of a quorum any meeting of

Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Units entitled to vote at such meeting (including Outstanding Units deemed owned by the General Partner) represented either in person or by proxy, but no other business may be transacted, except as provided in Section 13.7.

Section 13.10                      Conduct of a Meeting.

The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Limited Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Limited Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

Section 13.11                      Action Without a Meeting.

If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Units (including Units deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which the Units are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than twenty (20) days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units held by the Limited Partners, the Partnership shall be deemed to have failed to receive a ballot for the Units that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than ninety (90) days prior to the date sufficient approvals are deposited with the Partnership, and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners’ limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

Section 13.12                      Voting and Other Rights.

(a)                                 Only those Record Holders of the Units on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of “Outstanding”) shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Units.

(b)                                 Only those Record Holders of the Series C Preferred Units on the Record Date set pursuant to Section 13.6 (and subject to the limitations contained in the definition of “Outstanding” and the limitations set forth in Section 5.11(b)(iii)) shall be entitled to notice of, and to vote at, a meeting of Limited Partners holding Series C Preferred Units or to act with respect to matters as to which the holders of the Outstanding Series C Preferred Units have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Series C Preferred Units shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Series C Preferred Units.

(c)                                  With respect to Units that are held for a Person’s account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Units are registered, such other Person shall, in exercising the voting rights in respect of such Units on any matter, and unless the arrangement between such Persons provides otherwise, vote such Units in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(c) (as well as all other provisions of this Agreement) are subject to the provisions of Section 4.3.

ARTICLE XIV

MERGER

Section 14.1                             Authority.

The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) in accordance with this Article XIV.

Section 14.2                             Procedure for Merger or Consolidation.

Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

(a)                                 the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(b)                                 the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(c)                                  the terms and conditions of the proposed merger or consolidation;

(d)                                 the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(e)                                  a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(f)                                   the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

(g)                                  such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

Section 14.3                             Approval by Limited Partners of Merger or Consolidation.

(a)                                 Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

(b)                                 Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Unit Majority unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require for its approval the vote or consent of a greater percentage of the Outstanding Units or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

(c)                                  Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

(d)                                 Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any Group Member or cause the Partnership or any Group Member to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity, and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

Section 14.4                             Certificate of Merger.

Upon the required approval by the General Partner and the Unitholders of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 14.5                             Effect of Merger.

(a)                                 At the effective time of the certificate of merger:

(i)                                     all of the rights, privileges, and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

(ii)                                  the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(iii)                               all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(iv)                              all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

(b)                                 A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

ARTICLE XV

RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

Section 15.1                             Right to Acquire Limited Partner Interests.

(a)                                 Notwithstanding any other provision of this Agreement, if at any time more than 80% of the total Limited Partner Interests of any class then Outstanding is held by the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three (3) days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) “Current Market Price” as of any date of any class of Limited Partner Interests means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the twenty (20) consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) “Closing Price” for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange, the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) “Trading Day” means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any

National Securities Exchange, a day on which banking institutions in New York City generally are open.

(b)                                 If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the “Notice of Election to Purchase”) and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least ten (10), but not more than sixty (60), days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three (3) consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York.  The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests or uncertificated Limited Partner Interests, as applicable, in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading.  Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1.  If the Notice of Election to Purchase shall have been duly given as aforesaid at least ten (10) days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate or uncertificated Limited Partner Interests shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests or uncertificated Limited Partner Interests, as applicable, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI, and XII).

(c)                                  At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest or uncertificated Limited Partner Interests, as applicable, to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

ARTICLE XVI

GENERAL PROVISIONS

Section 16.1                             Addresses and Notices.

Except as otherwise provided in Section 5.11(ix) with respect to the Series C Preferred Units, any notice, demand, request, report, or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Securities at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Securities by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

Section 16.2                             Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 16.3                             Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns.

Section 16.4                             Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 16.5                             Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

Section 16.6                             Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 16.7                             Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Unit, upon accepting the certificate evidencing such Unit or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

Section 16.8                             Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 16.9                             Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 16.10                      Consent of Partners.

Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL PARTNER:

ENLINK MIDSTREAM GP, LLC

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Tenth Amended and Restated Limited Partnership Agreement of EnLink Midstream Partners, LP]

LIMITED PARTNERS:

All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner.

By:	EnLink Midstream GP, LLC
General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section 2.6.

By:	/s/ Michael J. Garberding
	Name:	Michael J. Garberding
	Title:	President and Chief Executive Officer

[Tenth Amended and Restated Limited Partnership Agreement of EnLink Midstream Partners, LP]

EXHIBIT A

to the Tenth Amended and Restated

Agreement of Limited Partnership of

EnLink Midstream Partners, LP

Certificate Evidencing Common Units

Representing Limited Partner Interests in

EnLink Midstream Partners, LP

No.	Common Units

In accordance with Section 4.1 of the Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, as amended, supplemented or restated from time to time (the “Partnership Agreement”), EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), hereby certifies that                     (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate.  The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement.  Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201.  Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement, and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	EnLink Midstream Partners, LP

Countersigned and Registered by:	By:	EnLink Midstream GP, LLC,
its General Partner

By:
as Transfer Agent and Registrar	Name:

By:	By:
Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties	Custodian
		(Cust)	(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

ENLINK MIDSTREAM PARTNERS, LP

FOR VALUE RECEIVED,            hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name	(Please insert Social Security or other
and address of Assignee)	identifying number of Assignee)

         Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint            as its attorney-in-fact with full power of substitution to transfer the same on the books of EnLink Midstream Partners, LP.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15

(Signature) (Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge.  A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.

APPLICATION FOR TRANSFER OF COMMON UNITS

The undersigned (“Assignee”) hereby applies for transfer to the name of the Assignee of the Common Units evidenced hereby.

The Assignee (a) requests admission as a Substituted Limited Partner and agrees to comply with and be bound by, and hereby executes, the Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP (the “Partnership”), as amended, supplemented or restated to the date hereof (the “Partnership Agreement”), (b) represents and warrants that the Assignee has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (c) appoints the General Partner of the Partnership and, if a Liquidator shall be appointed, the Liquidator of the Partnership as the Assignee’s attorney-in-fact to execute, swear to, acknowledge and file any document, including, without limitation, the Partnership Agreement and any amendment thereto and the Certificate of Limited Partnership of the Partnership and any amendment thereto, necessary or appropriate for the Assignee’s admission as a Substituted Limited Partner and as a party to the Partnership Agreement, (d) gives the powers of attorney provided for in the Partnership Agreement, and (e) makes the waivers and gives the consents and approvals contained in the Partnership Agreement. Capitalized terms not defined herein have the meanings assigned to such terms in the Partnership Agreement.

Date:

Social Security or other identifying number	Signature of Assignee

Purchase Price including commissions, if any	Name and Address of Assignee

Type of Entity (check one):

☐	Individual	☐	Partnership	☐	Corporation

☐	Trust	☐	Other (specify)

Nationality (check one):

☐	U.S. Citizen, Resident or Domestic Entity

☐	Foreign Corporation	☐	Non-resident Alien

If the U.S. Citizen, Resident or Domestic Entity box is checked, the following certification must be completed.

Under Section 1445(e) of the Internal Revenue Code of 1986, as amended (the “Code”), the Partnership must withhold tax with respect to certain transfers of property if a holder of an interest in the Partnership is a foreign person.  To inform the Partnership that no withholding is required with respect to the undersigned interestholder’s interest in it, the undersigned hereby certifies the following (or, if applicable, certifies the following on behalf of the interestholder).

Complete Either A or B:

A.                                    Individual Interestholder

1.                                      I am not a non-resident alien for purposes of U.S. income taxation.

2.                                      My U.S. taxpayer identification number (Social Security Number) is           .

3.                                      My home address is                                                                                                                                                                                                                                                                                                                                                                                                                  .

B.                                    Partnership, Corporation or Other Interestholder

1.                                                                      is not a foreign corporation, foreign partnership, foreign trust (Name of Interestholder) or foreign estate (as those terms are defined in the Code and Treasury Regulations).

2.                                      The interestholder’s U.S. employer identification number is            .

3.                                      The interestholder’s office address and place of incorporation (if applicable) is                   .

The interestholder agrees to notify the Partnership within sixty (60) days of the date the interestholder becomes a foreign person.

The interestholder understands that this certificate may be disclosed to the Internal Revenue Service by the Partnership and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete and, if applicable, I further declare that I have authority to sign this document on behalf of:

Name of Interestholder

Signature and Date

Title (if applicable)

Note:  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee holder or an agent of any of the foregoing, and is holding for the account of any other person, this application should be completed by an officer thereof or, in the case of a broker or dealer, by a registered representative who is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or, in the case of any other nominee holder, a person performing a similar function.  If the Assignee is a broker, dealer, bank, trust company, clearing corporation, other nominee owner or an agent of any of the foregoing, the above certification as to any person for whom the Assignee will hold the Common Units shall be made to the best of the Assignee’s knowledge.